Exhibit 10.2
Lease
Bedell Corporate Trustees Limited and Atrium Trustees Limited (as Trustees of the Park One Unit Trust)
and
Tollgrade UK Limited
and
Tollgrade Communications, Inc.

Attachments:	Site Plan (filed plan for BK289836) Floor Plan Specification of part of the Ground Floor at Richmond House Bracknell
18 October      2007

2

LR1. Date of lease	18 October 2007

LR2. Title number(s)	LR2.1 Landlord’s title number(s)

Title number(s) out of which this lease is granted. Leave blank if not registered.

BK 289836

LR2.2 Other title numbers

None

LR3. Parties to this lease	Landlord

Give full names, addresses and company’s registered number, if any, of each of the parties. For Scottish companies use a SC prefix and for limited liability partnerships use an OC prefix. For foreign companies give territory in which incorporated.
Bedell Corporate Trustees Limited (a company incorporated in Jersey with registered number 71860) and Atrium Trustees Limited (a company incorporated in Jersey with registered number 71861) (as Trustees of the Park One Unit Trust) having their registered offices at 26 New Street St Helier Jersey Channel Islands JE2 3RA or

Tenant

Tollgrade UK Limited (Company registration number 6227812)whose registered office is at The Weston Centre Weston Road Bracknell Berkshire RG12 1RW

Guarantor

Tollgrade Communications Inc of 493 Nixon Road Cheswick Pennsylvania PA 15024

LR4. Property	In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

Insert a full description of the land being leased or Refer to the clause, schedule or paragraph of a schedule in this lease in which the land being leased is more fully described.	Clause 1.40

Where there is a letting of part of a registered title, a plan must be attached to this lease and any floor levels must be specified.

LR5. Prescribed statements etc.

If this lease includes a statement falling within LR5.1, insert under that sub-clause the relevant statement or refer to the clause, schedule or paragraph of a schedule in this lease which contains the statement.

In LR5.2, omit or delete those Acts which do not apply to this lease.
LR5.1 Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003.

None

LR5.2 This lease is made under, or by reference to, provisions of:

Not applicable

LR6. Term for which the Property is leased	From and including the date hereof to and including 24 December 2017

Include only the appropriate statement (duly completed) from the three options.

NOTE: The information you provide, or refer to, here will be used as part of the particulars to identify the lease under rule 6 of the Land Registration Rules 2003.

LR7. Premium	None

Specify the total premium, inclusive of any VAT where payable.

LR8. Prohibitions or restrictions on disposing of this lease	This lease contains a provision that prohibits or restricts dispositions.

Include whichever of the two statements is appropriate.

Do not set out here the wording of the provision.

LR9. Rights of acquisition etc. Insert the relevant provisions in the sub-clauses or refer to the clause, schedule or paragraph of a schedule in this lease which contains the provisions.	LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land
Clause 11

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None

LR9.3 Landlord’s contractual rights to acquire this lease

None

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property	None

Insert the relevant provisions or refer to the clause, schedule or paragraph of a schedule in this lease which contains the provisions.

LR11. Easements Refer here only to the clause, schedule or paragraph of a schedule in this lease which sets out the easements.	LR11.1 Easements granted by this lease for the benefit of the Property
Part 1 of schedule 1

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

Part 2 of schedule 1

LR12. Estate rentcharge burdening the Property	None

Refer here only to the clause, schedule or paragraph of a schedule in this lease which sets out the rentcharge

LR13. Application for standard form of restriction	None

Set out the full text of the standard form of restriction and the title against which it is to be entered. If you wish to apply for more than one standard form of restriction use this clause to apply for each of them, tell us who is applying against which title and set out the full text of the restriction you are applying for.

Standard forms of restriction are set out in Schedule 4 to the Land Registration Rules 2003.

LR14. Declaration of trust where there is more than one person comprising the Tenant	Not applicable

If the Tenant is one person, omit or delete all the alternative statements.

If the Tenant is more than one person, complete this clause by omitting or deleting all inapplicable alternative statements.

ADDITIONAL FIRE
EXIT DOOR HERE
N

At CBS the right relationship is everything

cbs

CBS Court Kennel Ride Ascot Berkshire SL5 7NP

Client: Jones Lang LaSalle

Project: Grd floor, Richmond House, Bracknell

Drawing title: Proposed tenancy split

Drawing number: 03043.00 P

Scale: 1:200 @ A3

Date: 22/6/07

Revision: –

Consultant: Matthew Rickard

Designer: Hannah Litten

Revisions

Rev Date Description

Building details

Ceiling height/s

© 2007 - This drawing is the property of CBS & should not be used, reproduced or copied by a third party without prior written consent

ISO 9001

BERKSHIRE WAY
N
TK
Hyde House
St James House
Regents House
Holland House
WAY

Scale: 1/1250

THE LAND REGISTRY
Land Registration Act 2002

County and District	: Bracknell Forest

Title Number	: BK 289836

Property	: Part of the Ground Floor at Richmond House Bracknell
THIS LEASE is made on the date specified in clause LR1 and between the parties specified in clause LR3
NOW THIS DEED WITNESSES AS FOLLOWS:
1.	DEFINITIONS

In this Lease and the schedules the following words and expressions have the following meanings:

1.1	“Accountant” means any person or firm appointed by the Landlord (including an employee of the Landlord or a Group Company of the Landlord) to perform the functions of the Accountant under this Lease

1.2	“Act of Insolvency” means:
(a)	in relation to a corporate body that:
(i)	it is unable to pay its debts as defined in section 123 of the Insolvency Act 1986 (referred to as “the Act” in the remainder of this definition)

(ii)	a proposal is made for a voluntary arrangement under Part I of the Act or

(iii)	any step is taken under the Act by it or any other person to place it into administration or

(iv)	a receiver and (or) manager or administrative receiver is appointed whether under Part III of the Act or otherwise or

(v)	it goes into liquidation as defined in section 247(2) of the Act (other than a voluntary winding up solely for the purpose of amalgamation or reconstruction while solvent) or

(vi)	a provisional liquidator is appointed under section 135 of the Act or

(vii)	a proposal is made for a scheme of arrangement under section 425 of the Companies Act 1985 and the paragraphs above shall also apply in relation to a partnership or limited partnership (as defined in the Partnership Act 1890 and the Limited Partnerships Act 1907 respectively) subject to the modifications referred to in the Insolvent Partnerships Order 1994 (SI 1994/2421) (as amended) and to a limited liability partnership (as defined in the Limited Liability Partnerships Act 2000) subject to the modifications referred to in the Limited Liability Partnerships Regulations 2001 (SI 2001/1090)

(b)	and in relation to an individual that:

(i)	an application is made for an interim order or a proposal is made for a voluntary arrangement under Part VIII of the Act or the taking of any step in connection with any other compromise or arrangement for the benefit of his creditors or

(ii)	a bankruptcy order is made or his circumstances are such that a bankruptcy petition could be presented under Part IX of the Act or

(iii)	he enters into a deed of arrangement
and for the avoidance of doubt “Act of Insolvency” includes any similar or equivalent step or proceeding which may be taken pursuant to the legislation of another jurisdiction in relation to a Tenant or Surety incorporated or domiciled in such relevant jurisdiction

1.3	“Adjoining Property” means any neighbouring or adjoining land or premises now or at any time during the Term belonging to the Landlord or a Group Company of the Landlord

1.4	“Air Conditioning Units” means air conditioning units in the basement parking area within the Car Park together with all necessary Conduits between floors of the Building connecting the Air Conditioning Units to the relevant air conditioning apparatus within the Premises

1.5	“Ancillary Items” means the matters specified in part 3 of schedule 4

1.6	“Annual Expenditure” means in relation to any Financial Year the Gross Annual Expenditure for that Financial Year less the aggregate of:
(a)	if in the Financial Year in question or in any previous Financial Year the Landlord has incurred any costs or expenses in or incidental to making good any loss or damage covered by any policy of insurance maintained by the Landlord pursuant to its obligations in this Lease all (if any) amounts recovered by the Landlord in the Financial Year in question pursuant to such policy of insurance and

(b)	if in the Financial Year in question or in any previous Financial Year the Landlord has incurred any costs or expenses in or incidental to providing any of the Services or in relation to any of the Ancillary Items which are recoverable (in whole or in part) from any person other than the Tenant or any other tenant in the Building all (if any) amounts recovered by the Landlord in the Financial Year in question from any such person
1.7	“Assignment” and “Assign” have the meanings set out in clause 4.11

1.8	“Authorised Guarantee Agreement” means an agreement which is an authorised guarantee agreement for the purposes of section 16 of the Landlord and Tenant (Covenants) Act 1995

1.9	“Building” means the land and building now known as Richmond House Bracknell (formerly known as “Regents House”) measuring approximately 24,000 square feet in floor area shown marked “Regents House” and edged blue within the area edged red on the Site Plan as the same is registered at the Land Registry under Title Number BK289836

1.10	“Business Day” means a day on which clearing banks in the City of London are (or would be but for a strike lockout or other stoppage affecting particular banks or banks generally) open during banking hours and “Business Days” shall be interpreted accordingly

1.11	“Business Hours” means 8am to 6pm Mondays to Fridays (except Bank Holidays)

1.12	“Calculation Date” means 31 December in every year or such other date as the Landlord may from time to time nominate and “Calculation Dates” shall be construed accordingly

1.13	“Car Park” means the car parking areas adjoining and in the basement level below the Building

1.14	“Car Parking Spaces” means 29 spaces within the Car Park to be allocated by the Landlord from time to time provided that at any given time the Tenant shall have the use of one third of the total number of car parking spaces in the basement parking area within the Car Park (up to a maximum of 29) and the remainder of the Car Parking Spaces shall be in the external area of the Car Park

1.15	“Common Parts” means all areas which are used by the general public and (or) by tenants and the occupiers of the Building and all persons expressly or by implication authorised by them including without limitation the pedestrian areas and walkways forecourts car parking areas landscaped areas entrance halls landings hoists lifts lift-shafts staircases escalators and passages and which give access to the Premises and the Car Parking Spaces to and from the adopted public highway bounding the boundary of Title Number BK289836

1.16	“Conditions for Assignment” has the meaning set out in clause 4.11

1.17	“Conduits” means all conduits sewers drains mains ducts pipes gutters watercourses wires cables fibres channels flues and all other conducting media including any fixings louvres cowls and any other ancillary apparatus

1.18	“Development” has the meaning given by section 55 of the Town and Country Planning Act 1990

1.19	“Environmental Law” means all and any laws by-laws common laws or other laws or legislation made by a competent authority and rules regulations ordinances orders notices directives practices guidance notes circulars and codes issued pursuant to the same to the extent they are legally effective and in force and any authoritative judicial or administrative interpretation of each of the foregoing which have as a purpose or effect or which relate to the protection of or compensation for harm or damage to the environment and human health and safety

1.20	“External Electricity Points” means electricity power points within the Building which are outside the Premises

1.21	“Financial Year” means the period from and including the date of commencement of the Term to and including the first Calculation Date and subsequently between two consecutive Calculation Dates (excluding the first Calculation Date from but including the second Calculation Date in the period) and “Financial Years” shall be construed accordingly

1.22	“Floor Plan” means the plan annexed to this Lease and marked as such

1.23	“Gross Annual Expenditure” means the aggregate of:
(a)	all costs fees expenses and outgoings reasonably and properly incurred by the Landlord during the Financial Year in or incidental to providing all or any of the Services or in or incidental to the Ancillary Items

(b)	all such costs fees expenses and outgoings reasonably and properly incurred by the Landlord in any previous Financial Year and not previously taken into account in calculating Gross Annual Expenditure and

(c)	such sums as the Landlord shall in its absolute discretion (having taken into account and acting on the appropriate professional advice with regard to such sums) consider appropriate to charge in that Financial Year by way of provision for anticipated expenditure in any future Financial Years in respect of any of the Services or the Ancillary Items but “Gross Annual Expenditure” shall not include:
(i)	any expenditure in respect of the maintenance or repair of any part of or of anything in the Building the maintenance or repair of which is the exclusive responsibility of the Tenant or any other tenant in the Building or

(ii)	any costs fees expenses outgoings or sums of the type set out in paragraphs (a) (b) or (c) of this definition incurred exclusively in relation to a Lettable Area or Lettable Areas which is or are from time to time not subject to an occupational lease or an agreement to grant the same
1.24	“Group Company” means any company which is for the time being a subsidiary or a holding company or another subsidiary of the holding company in each case within the meaning of section 736 of the Companies Act 1985

1.25	“Initial Principal Rent” means ONE HUNDRED AND TWENTY THREE THOUSAND SEVEN HUNDRED AND FIFTY POUNDS (£123,750) per annum

1.26	“Initial Provisional Service Charge” means £36,675.00 per annum

1.27	“Insurance Rent” means the sums to be reimbursed by the Tenant to the Landlord comprising:
(a)	a reasonable proportion of the cost to the Landlord from time to time of:
(i)	insuring the Building (including all plant machinery apparatus and equipment contained therein) in accordance with the Landlord’s obligations contained in this Lease and

(ii)	insuring in such amount and on such terms as the Landlord shall reasonably consider appropriate against all liability of the Landlord to third parties arising out of or in connection with any matter relating to the Building and

(iii)	periodic valuations of the Building for insurance purposes carried out not more than once in any 12 month period and

(iv)	such other insurances as the Landlord may reasonably from time to time deem necessary to effect and
(b)	the cost to the Landlord from time to time of effecting insurance against loss of the Principal Rent and Service Charge in accordance with the Landlord’s obligations contained in this Lease (such cost to be calculated pro-rata in the event of the Landlord insuring loss of the Principal Rent together with loss of the rents reserved by and under then current leases of other parts of the Building)
1.28	“Insured Risks” means fire storm tempest flood earthquake lightning explosion impact aircraft (other than hostile aircraft) and other aerial devices and articles dropped therefrom riot civil commotion and malicious damage acts of terrorism bursting or overflowing of water tanks apparatus or conduits terrorist risks earthquakes landslip heave subsidence and such other risks as the Landlord may from time to time determine and in each and every case to the extent that such insurance may ordinarily be arranged for properties similar to the Premises and subject to such excesses exclusions or limitation as the insurer may require

1.29	“Interest” means interest (compounded at monthly rests) both before and after any judgement at the Interest Rate then prevailing during the period beginning on the date on which the relevant payment is due and ending on the date on which the relevant payment is received by way of cleared funds

1.30	“Interest Rate” means four per cent. above the base lending rate from time to time in force of National Westminster Bank PLC or such other bank which is a member of CHAPS Limited as the Landlord may from time to time nominate in writing

1.31	“Interior Decorating Years” means 2012 and 2017

1.32	“Landlord” means the party described as the Landlord in clause LR3 and includes the party for the time being entitled to the reversion immediately expectant on the determination of the Term

1.33	“Landlord and Tenant Act” means the Landlord and Tenant Act 1954

1.34	“landlord covenants” has the meaning given to that expression in the Landlord and Tenant (Covenants) Act 1995

1.35	“this Lease” means this Lease and any document which is made supplemental to this Lease or which is entered into pursuant to or in accordance with the terms of this Lease

1.36	“Lettable Areas” means all parts of the Building which from time to time are either occupied or used by a tenant or tenants or intended to be so occupied or used (except in connection with the management of the Building) the boundaries of any Lettable Area being determined in the same manner as the boundaries of the Premises under clause 1.42

1.37	“Outside Business Hours Charge” means the whole of the cost reasonably and properly incurred by the Landlord in carrying out or providing any of the Services (which are not normally provided by the Landlord outside the Business Hours) outside Business Hours at the request of the Tenant (including but not limited to costs and expenses in the nature of those set out in part 3 of schedule 4) or in the event of any of the Services being carried out or provided outside Business Hours to the Tenant (at the request of the Tenant) and to any other tenant or tenants of the Building a fair proportion thereof as reasonably and properly determined by the Landlord

1.38	“Permitted Underlease” means an underlease which:
(a)	is granted without any fine or premium being paid either to the landlord or to the tenant

(b)	reserves a rent not less than the then open market rent of the Premises

(c)	incorporates provisions for the review of rent at the same times and on the same basis as in this Lease

(d)	is validly excluded from the operation of sections 24-28 of the Landlord and Tenant Act
1.39	“Permitted User” means offices within paragraph (a) of Class B1 of the schedule to the Town and Country Planning (Use Classes) Order 1987 as it applies at the date of this Lease together with car parking for not more than 29 cars

1.40	“Planning Acts” means the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning and Compensation

Act 1991 the Planning and Compulsory Purchase Act 2004 and any other legislation relating to town and country planning in force from time to time

1.41	“Plant” means all apparatus plant machinery and equipment within the Building from time to time including without limitation lifts lift-shafts hoists escalators stand-by generators and boilers and items relating to mechanical ventilation heating cooling public address telephone and closed-circuit television and building management systems the fire alarm system the sprinkler system the security systems the smoke detection and heat detection equipment and systems and the cleaning cradle equipment

1.42	“Premises” means part of the ground floor of the Building measuring 7,500 square feet shown hatched red on the Floor Plan and includes:
(a)	the plasterwork and decorative finishes applied to the internal surfaces of the external and load-bearing walls and columns of the Building but not any other part of the external or load-bearing walls and columns

(b)	the floor finishes the raised floor and its supports and the void beneath the raised floor so that the lower limit of the Premises includes such finishes raised floor supports and void but does not extend to anything below them

(c)	the ceiling finishes any suspended ceiling so that the upper limit of the Premises includes such finishes suspended ceiling but does not extend to anything above them

(d)	the entirety of the non-load-bearing internal walls and glass partitions wholly within the Premises and the non-load bearing internal walls and glass partitions separating the Premises from the remainder of the Building

(e)	the plasterwork and decorative finishes applied to the internal surfaces of the internal non-load-bearing walls and the internal surface of partitioning or balustrading dividing the Premises from other parts of the Building and the internal decorative surfaces of the window frames and window furniture in the windows which form part of the external envelope of the Building or which separate the Premises from any atria within the Building

(f)	the internal surfaces and door furniture of the doors and the door frames

(g)	all additions and improvements to the Premises

(h)	all the Landlord’s fixtures and fittings and fixtures of every kind which shall from time to time be in or upon the Premises (whether originally affixed or fastened to or upon the Premises or otherwise and including but without limitation all plant machinery apparatus and equipment relating to or connected with the air conditioning heating and fire alarm systems the sprinklers hose reels and smoke detection and heat detection equipment and systems light fittings carpets) except any such fixtures installed by the Tenant that can be removed from the Premises without defacing the Premises

(i)	all Conduits in on under or over and exclusively serving the Premises except those belonging to a statutory undertaker or public utility

(j)	all toilet and washroom facilities and fixtures and fittings attached to the toilet and washroom facilities within the Premises but excluding all
(a)	air space above the Premises

(b)	the walls bounding that Lettable Area save for those walls referred to in clause 1.41(d) above

(c)	all load-bearing walls and pillars within that Lettable Area

(d)	all structural floor slabs within that Lettable Area

(e)	all Conduits and Plant within that Lettable Area which do not serve that Lettable Area exclusively

(f)	the Structure
and references to the “Premises” in the absence of any provision to the contrary include any and every part of the Premises
1.43	“Principal Rent” has the meaning given to it in paragraph 2 of schedule 2

1.44	“Prohibited Circumstances” has the meaning set out in clause 4.11

1.45	“Qualifying Assignee” has the meaning set out in clause 4.11

1.46	“Rent Commencement Date” means 25 March 2009
1.47	“Rents” means the Principal Rent the Insurance Rent and the other payments reserved as rent and referred to in clause 3

1.48	“Retained Parts” means all parts of the Building other than (a) the Premises and (b) the other Lettable Areas

1.49	“Service Charge” means the aggregate of the sums in respect of each individual item of the Services and Ancillary Items as being a fair and reasonable proportion attributable to the Premises of the part of the Annual Expenditure relating thereto for the relevant Financial Year but which in the absence of special circumstances will be substantially the same as the proportion which the net internal area of the Premises bears to the net internal area of the Lettable Areas at the relevant time

1.50	“Services” means the services facilities and amenities to be provided by the Landlord for the benefit of the Building and Adjoining Property or some part or parts thereof as set out in part 2 of schedule 4

1.51	“Site Plan” means the plan annexed to this Lease and marked as such

1.52	“Structure” means:
(a)	the entirety of the roofs and foundations of the Building

(b)	the entirety of all floors and ceilings of the Building but excluding the floor finishes the raised floors and their supports and the void beneath the raised floors and also excluding the ceiling finishes any suspended ceilings and the void above any suspended ceilings

(c)	the entirety of all external walls of the Building but excluding the plasterwork and decorative finishes applied to the internal faces of such walls

(d)	the entirety of all load-bearing walls pillars and other structures of the Building but excluding the plasterwork and decorative finishes applied to the faces of such walls pillars and other structures

(e)	all glazing window frames and window furniture in the windows which form part of the external envelope of the Building or which separate the Premises from any atria within the Building but not the internal decorative surfaces of those windows frames and window furniture

(f)	the entirety of all boundary fences or other boundary feature (as the case may be)
and all other parts of the structure of the Building not referred to in the preceding paragraphs (a) to (e)

1.53	“Surety” means the party described as the Surety in clause LR3 and includes any party who enters into covenants with the Landlord pursuant to clauses 4.11 or 4.24 and in the case of an individual his personal representatives

1.54	“Tenant” means the party described as the Tenant in clause LR3 and includes the Tenant’s successors in title and assigns

1.55	“tenant covenants” has the meaning given to that expression in the Landlord and Tenant (Covenants) Act 1995

1.56	“Term” means the term specified in clause LR6

1.57	“Unit Trust” means the Park One Unit Trust

1.58	“Utilities” means water sewerage gas electricity telephone telecommunications and other services of whatever nature

1.59	“Value Added Tax” means Value Added Tax or any other tax of a similar nature that may be substituted for or levied in addition to it in each case at the rate current from time to time

2.	INTERPRETATION

2.1	The schedules form part of this Lease

2.2	Where the Landlord or the Tenant or the Surety for the time being are two or more persons obligations expressed or implied to be made by or with such party are deemed to be made by or with such persons jointly and severally

2.3	Words importing one gender include all other genders and words importing the singular include the plural and vice versa

2.4	Rights expressed to be reserved in favour of the Landlord shall be deemed to extend to any superior landlord of the Premises and all persons authorised by the Landlord and by any superior landlord including its or their agents professional advisers contractors and workmen

2.5	Any covenants by the Tenant not to do an act or thing shall be deemed to include an obligation not to permit or suffer such act or thing to be done

2.6	Except where there is an express indication to the contrary:
(a)	any references to a specific statute include any statutory extension or modification amendment or re-enactment of such statute and any regulations instruments or orders made under such statute; and

(b)	any references to a specific regulation instrument or order made under a statute include any statutory extension or modification amendment or re-enactment of such regulation instrument or order

2.7	Any general reference to “statute” or “statutes” includes EC directives decisions and regulations and any regulations instruments orders or other directions made under such statute or statutes

2.8	References in this Lease to any clause schedule or paragraph without further designation shall be construed as a reference to a clause or paragraph of or schedule to this Lease so numbered

2.9	The clause paragraph and schedule headings and the table of contents are for ease of reference only and shall not be taken into account in the construction or interpretation of this Lease or of the clause paragraph or schedule to which they refer

2.10	Any reference to a superior landlord includes the Landlord’s reversioner (whether mediate or immediate) at any time

2.11	References to “last year of the Term” include the last year of the Term if the Term shall determine otherwise than by effluxion of time and references to “expiry of the Term” include such other determination of the Term

2.12	The terms “parties” or “party” mean the Landlord and (or) the Tenant and except where there is an express indication to the contrary include the Surety

2.13	References to “emergency” include where there is an immediate risk of harm or damage to persons property or the environment

3.	DEMISE

3.1	The Landlord at the request of the Surety demises to the Tenant the Premises together with the rights and easements set out in part 1 of schedule 1 but excepting and reserving the rights and easements set out in part 2 of schedule 1 to hold the Premises to the Tenant for the Term subject to all rights easements quasi-easements privileges restrictions covenants and stipulations of whatever nature affecting the Premises including the matters contained or referred to in schedule 5 yielding and paying to the Landlord:
(a)	a peppercorn on and from the date of this Lease until and including the day before the Rent Commencement Date and

(b)	on and from the Rent Commencement Date the Principal Rent payable without any deduction by equal quarterly payments in advance on the usual quarter days (or such alternative days as the Landlord may from time to time notify to the Tenant in writing) in every year and proportionately for any period of less than a year the first such payment being a sum in respect of the period from and including the Rent Commencement Date up to and including the day before the first quarter day after the Rent Commencement Date and
3.2	by way of further rent:
(a)	the Insurance Rent payable at the times and in the manner provided in clause 6

(b)	the payments of Interest referred to in clause 4.20

(c)	the Service Charge payable at the times and in the manner provided in schedule 4

(d)	the Outside Business Hours Charge payable within 10 Business Days of receipt by the Tenant of written demand accompanied by evidence of the charges referred to in the demand to enable the Tenant to verify the amount demanded

4.	THE TENANT’S COVENANTS

The Tenant covenants with the Landlord throughout the Term:

4.1	Rents
(a)	To pay the Rents on the days and in the manner set out or referred to in this Lease and not to exercise or seek to exercise any right or claim to withhold rent or any right or claim to legal or equitable set-off

(b)	If so required in writing by the Landlord to make such payments by banker’s order or credit transfer
4.2	Outgoings
(a)	(i)	To pay and to indemnify the Landlord against all rates taxes assessments duties charges impositions and outgoings which are now or during the Term shall be charged assessed or imposed upon the Premises or upon the owner or occupier of them excluding any payable by the Landlord occasioned by any disposition of or dealing with or ownership of any interest reversionary to the interest created by this Lease and any tax payable to the Landlord on receipt of the Principal Rent or on any dealing with the reversion to this Lease and input Value Added Tax suffered by the Landlord in respect of the Building
(ii)	If the Landlord shall suffer any loss of rating relief which may be applicable to empty premises after the end of the Term by reason of such relief being allowed to the Tenant in respect of any period before the end of the Term to make good such loss to the Landlord on demand
(b)	To pay and to indemnify the Landlord against all charges including meter rents for all Utilities consumed or used at or in relation to the Premises
4.3	Repair Cleaning and Decorating
(a)	To keep the Premises in good and substantial repair and condition (damage or destruction caused by any of the Insured Risks excepted unless and to the extent that the insurance effected by the Landlord is vitiated forfeited or avoided or the insurance money is irrecoverable in consequence of any act or default of the Tenant or any person deriving title under the Tenant or anyone at the Premises expressly or by implication with the authority of the Tenant or such person) provided that the Tenant need not keep the carpets in the Premises in a better state of repair and condition that exists at the date of this Lease

(b)	To replace from time to time with items of an equivalent standard and commensurate with the nature of the Premises the Landlord’s fixtures and fittings in the Premises which may be or become beyond repair at any time during or at the expiry of the Term provided that the Tenant need not replace the carpets in the Premises with a higher grade than medium grade carpet

(c)	In each of the Interior Decorating Years and in the last year of the Term to redecorate the interior of the Premises in a good and workmanlike manner and with appropriate materials of good quality to the reasonable satisfaction of the Landlord provided that any change in the colours or patterns of such decoration shall require the prior written approval of the Landlord which approval shall not be unreasonably withheld or delayed

(d)	As often as may be necessary throughout the Term to clean and treat and wash in accordance with good standards and practice applicable to high class office premises from time to time and in a good and workmanlike manner to the reasonable satisfaction of the Landlord all materials surfaces and finishes of the interior of the Premises which ought normally to be so cleaned treated or washed (subject to the provisions of paragraph 4.3(e) below)

(e)	If required in writing by the Landlord as often as may be reasonably necessary but no less frequently than once in every month of the Term to clean the internal surfaces of the glazing of the windows and other glazing which form part of the external envelope of the Building or which separate the Premises from any atria within the Building

(f)	To keep (excluding any Conduits and Plant that do not exclusively serve the Property or in respect of which the Landlord is obliged to maintain pursuant to the terms of this Lease) all plant machinery apparatus and equipment forming part of the Premises properly maintained and in good working order if appropriate in the circumstances and for that purpose to employ reputable contractors for the regular periodic inspection and maintenance of them and to renew all working and other parts as and when necessary and to ensure by directions to the Tenant’s staff and otherwise that such plant machinery apparatus and equipment (other than as mentioned earlier in this paragraph) are properly operated

(g)	Not to maintain repair replace or carry out any other works to any plant machinery apparatus and equipment relating to or connected with the air conditioning heating or fire alarm systems or the sprinklers hose reels or heat detection and smoke detection equipment and systems that do not form any part of any Plant belonging to the Tenant

(h)	To comply in all respects with all reasonable regulations and requirements of or imposed by or on behalf of the Landlord in relation to the collection and disposal of refuse from the Premises and (or) from the Building
4.4	Premises Unoccupied

During such periods (if any) throughout the Term when the Premises are unoccupied (unless the Premises are unoccupied as a result of the Tenant not being able to assign the Lease due to delays in the Landlord registering its title at the Land Registry) to:
(a)	provide all necessary heating in order to keep the Premises sufficiently warm to prevent deterioration and to keep the Premises free from condensation

(b)	close off all ventilation shafts in order to isolate the plant and equipment in the plant rooms in the Premises from the effects of the external atmosphere and to ensure at least once in every three months that such plant and equipment is operational by running the same for such duration as is good operational practice on each occasion and

(c)	effect such security arrangements for the Premises as the Landlord or its insurers may reasonably require
4.5	User and Restrictions on Use
(a)	Not to use the Premises for any purpose other than the Permitted User

(b)	Not to do or allow to remain upon the Premises anything which may be or become or cause a nuisance disturbance inconvenience injury or damage to the Landlord or its tenants or the owners or occupiers of adjacent or neighbouring premises

(c)	Not to use the Premises for a sale by auction or for any dangerous noxious noisy or offensive trade business manufacture or occupation nor for any illegal or immoral act or purpose

(d)	Not to use the Premises as sleeping accommodation or for residential purposes nor to keep any animal fish reptile or bird anywhere on the Premises

(e)	Not knowingly to discharge into the Conduits serving the Premises any oil or grease or any deleterious or hazardous matter or substance and to take such measures as shall be reasonably necessary to ensure that any licensed or otherwise lawful effluent discharged into and/or from the Conduits will not be corrosive or otherwise harmful to the Conduits or cause obstruction or deposit in them

(f)	Not to deposit on or adjacent to any part of the Premises any trade empties or refuse of any kind other than in proper receptacles and in such locations as the Landlord may reasonably specify

(g)	Not to install or use in or upon the Premises any safes goods machinery or apparatus which will cause noise or vibration which can be heard or felt in nearby premises or outside the Premises or which may strain or damage the Premises or cause structural damage to nearby premises and not to store or bring on to the Premises any article substance or liquid of a specially combustible inflammable or explosive nature

(h)	Not to do anything which interferes with the heating cooling or ventilation of or which imposes an additional load on any heating cooling or ventilation plant and equipment in the Premises

(i)	Not to operate the heating cooling and ventilation plant and equipment in the Premises otherwise than in accordance with the manufacturers’ regulations for such purpose made or notified by the Landlord from time to time
4.6	Waste and Alterations
(a)	Not to:
(i)	commit any waste on or at the Premises

(ii)	make any addition or extension to the Premises

(iii)	unite the Premises with any adjoining premises

(iv)	make any other alterations to the Premises save as permitted by the following provisions of this clause
(b)	Not to make structural or internal non-structural alterations to the Premises without first:
(i)	obtaining and complying with all the necessary permissions licences and consents of any competent authority and paying all charges of such authority persons or bodies in respect of such permissions licences and consents

(ii)	making an application for consent to the Landlord supported by drawings and where appropriate a specification (in triplicate in each case) prepared by an architect or member of some other appropriate profession (who shall supervise the work throughout to completion) and obtaining the written consent of the Landlord pursuant to such application which consent shall not be unreasonably withheld or delayed provided that the Landlord shall not be deemed to be acting unreasonably if it considers in its discretion that such proposals shall or may adversely affect any lighting communication fire alarm fire protection fire detection sprinkler security heating cooling or ventilation plant and equipment or their operation in the Premises or the Building

(iii)	paying the reasonable and proper fees of the Landlord and professional advisers and consultants in connection with such application pursuant to these provisions and

(iv)	entering into such covenants as the Landlord may reasonably require as to the execution and reinstatement of such alterations

(v)	indemnifying the Landlord in respect of any increased insurance costs arising as a result of such alterations being carried out
PROVIDED THAT the Tenant may at any time during the Term take down or erect internal demountable partitioning at the Premises in a good and workmanlike manner without the Landlord’s consent and without any requirements to comply with this clause such works not being a breach of this clause.

(c)
(i)    Not to alter remove or replace the window blinds within the Premises without the prior written approval of the Landlord such approval not to be unreasonably withheld as to their alternative or replacement but to be at the Landlord’s discretion as to their removal and choice of colour and

(ii)	to install at its own expense at windows where window blinds have not been provided by the Landlord window blinds of a colour and type first approved in writing by the Landlord such approval not to be unreasonably withheld as to type but to be at the Landlord’s discretion as to colour

(iii)	Not to install curtains at the windows
(d)	The Tenant shall be entitled to connect to the External Electricity Points with the approval of the Landlord (not to be unreasonably withheld or delayed)

(e)	To procure that any alterations permitted under the provisions of this Lease to be carried out to any Plant which it is the liability of the Landlord to repair and maintain shall only be carried out with the prior written approval of the Landlord (such approval not to be unreasonably withheld) and shall (if so requested in writing by the Landlord) only be carried out by the contractors responsible for maintaining such Plant (or such other Contractors as the Landlord may nominate) under the supervision of an appropriately qualified consultant nominated by the Landlord

(f)	Not to make any additional connections with the Conduits that serve the Premises otherwise than in accordance with plans and specifications first approved in writing by the Landlord (such approval not to be unreasonably withheld) subject to consent to make such connection having previously been obtained from the relevant competent authority

(g)	At the written request of the Landlord to remove at the end or sooner determination of the Term any additions alterations or improvements made to the Premises and any partitions installed in the Premises and to make good to the reasonable satisfaction of the Landlord any part or parts of the Premises which may be damaged by such removal with such removal to be carried out at the sole cost of the Tenant in a good and workmanlike manner with good quality materials of their several kinds

(h)	Not to make any alterations or additions to the electrical wiring and installations within the Premises which would result in a loading on such wiring or installations beyond the standards which the same are designed to bear or which would require a supply of electricity to the Premises in excess of the levels which the same are designed to supply
4.7	Aerials Signs and Advertisements
(a)	Not to install any pole mast wire aerial dish satellite dish or screen (whether in connection with telephonic radio or television communication or otherwise) outside the Premises and intended to serve the Premises otherwise than in accordance with plans and specifications first approved in writing by the Landlord (such approval not to be unreasonably withheld) and in the area within the Building designated by the Landlord for that purpose and subject to consent to such installation having previously been obtained from the relevant competent authority

(b)	Not to fix to or exhibit or display on the outside of or to or through any window of the Premises or anywhere on the Premises so as to be visible from outside the Premises any placard sign notice fascia board name-plate or advertisement unless:
(i)	it serves no other purpose than to indicate the name and business of the Tenant and any occupier and is located on the entrance door to the Premises and

(ii)	the written approval of the Landlord (such approval not to be unreasonably withheld) as to size design specification and location and the necessary consents and licences from the relevant competent authority have first been obtained
4.8	Obstruction

Not to do anything whereby any road path forecourt or other area over which the Tenant may have rights of access or use may be damaged or the proper use thereof by others may be obstructed in any way
4.9	Statutory Obligations and Fire Precautions
(a)	At the Tenant’s own expense to execute all works and provide and maintain all arrangements upon or in respect of the Premises or the use to which the Premises are being put that are required in order to comply with the requirements of any statute or any government department local authority other public or competent authority environmental authority or court of competent jurisdiction regardless of whether such requirements are imposed on the Landlord the Tenant or the occupier and where such works or arrangements are required in respect of the Premises and other parts of the Building to be carried out by the Landlord to pay to the Landlord on demand a contribution representing a proper and reasonable proportion of the cost of implementing such works or arrangements

(b)	At the Tenant’s own expense and without limiting the obligations set out earlier in this clause 4.9:
(i)	to comply in all respects with the provisions of any statutes and any other obligations imposed by law or by any bye-laws applicable to the Premises or in regard to carrying on the business for the time being carried on at the Premises and

(ii)	to comply with the requirements and recommendations of the fire authority in relation to fire precautions affecting the Premises

4.10	Access to Landlord and Notice of Repair
(a)	To permit the Landlord on reasonable prior notice (except in case of emergency in which case no notice shall be necessary but the Landlord will use its reasonable endeavours to give as much notice as possible) and during reasonable times (or at any time in case of emergency):
(i)	to enter upon the Premises for the purpose of ascertaining that the covenants and conditions of this Lease have been observed and performed

(ii)	to inspect the state of repair and condition of the Premises

(iii)	to give to the Tenant or leave upon the Premises a notice specifying any breach by the Tenant of the terms of this Lease and requesting the Tenant as soon as practicable to remedy the same and

(iv)	to exercise the rights and easements excepted and reserved in part 2 of schedule 1
(b)	As soon as reasonably practicable to remedy the breach as required by such notice

(c)	If within twenty Business Days (or within such other period as is reasonable given the nature of the works required ) of the service of such a notice the Tenant shall not have commenced and be proceeding diligently with the execution of the work referred to in the notice or shall have failed to complete the work within 40 Business Days (or within such longer period as is reasonable given the nature of the works required) to permit the Landlord to enter the Premises to execute such work as may be necessary to comply with the notice and to pay to the Landlord the reasonable and proper cost of so doing and all reasonable proper expenses incurred by the Landlord (including legal costs and surveyor’s fees) within 60 days of a written demand
4.11	Dealings
(a)	In this clause 4.11 “Assignment” means:
(i)	in the case of a registered lease the execution of a transfer whether or not that transfer is subsequently registered at the Land Registry and

(ii)	in the case of any other lease execution of a deed of assignment of it and “Assign” shall be construed accordingly

(b)	Not to:
(i)	hold the Premises expressly or impliedly on trust for another person

(ii)	part with or share possession or occupation of the Premises

(iii)	allow anyone other than the Tenant its officers employees consultants and subcontractors to occupy the Premises
(c)	Not to Assign a part (as distinct from the whole) of the Premises

(d)	Not to Assign the whole of the Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) provided that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927:

(i)	the Landlord shall be entitled to withhold consent to a proposed Assignment where the proposed assignee is not a Qualifying Assignee and/or where any of the Prohibited Circumstances apply and

(ii)	the Landlord shall be entitled to grant its consent to a proposed Assignment subject to all or any of the Conditions for Assignment and provided further that the Landlord shall be entitled to withhold consent to a proposed Assignment on other grounds or grant consent subject to further conditions where it is reasonable to do so

(e)	“Qualifying Assignee” means an assignee:
(i)	whose financial strength (taking into account any guarantees and other security for the performance by the assignee of the tenant covenants under this Lease (other than any authorised guarantee agreement as described in section 16 of the Landlord and Tenant (Covenants) Act 1995)) is in the reasonable opinion of the Landlord sufficient to enable it to comply with the Tenant’s covenants in the Lease provided that within 14 days of being notified of the Landlord’s decision the Tenant may give written notice to the Landlord requiring the matter to be referred to an independent surveyor:
(A)	who will act as an expert in accordance with directions he shall make to the parties in writing

(B)	whose decision will be conclusive

(C)	who will be appointed by agreement between the parties or in the absence of agreement within 14 days will be nominated by the President of the Royal Institution of Chartered Surveyors on the application of either party

(D)	whose fees and expenses (including the cost of his appointment) will be borne by the Landlord and the Tenant in such proportions as the surveyor shall direct
(ii)	the Assignment of the Lease to whom or to which will not in the reasonable opinion of the Landlord detrimentally affect the value of the Landlord’s reversion immediately expectant upon the determination of this Lease provided that within 14 days of being notified of the Landlord’s decision the Tenant may give written notice to the Landlord requiring the matter to be referred to an independent surveyor:
(A)	who will act as an expert in accordance with directions he shall make to the parties in writing

(B)	whose decision will be conclusive

(C)	who will be appointed by agreement between the parties or in the absence of agreement within 14 days will be nominated by the President of the Royal Institution of Chartered Surveyors on the application of either party

(D)	whose fees and expenses (including the cost of his appointment) will be borne by the Landlord and the Tenant in such proportions as the surveyor shall direct

(f)	“Prohibited Circumstances” means the following circumstances:
(i)	where in the Landlord’s reasonable opinion there is an outstanding material breach of any tenant covenant of this Lease relating to the repair and condition of the Premises

(ii)	where the proposed assignee enjoys diplomatic or state immunity provided that this circumstance shall not apply where the proposed assignee is the Government of the United Kingdom of Great Britain and Northern Ireland or any department thereof
(g)	“Conditions for Assignment” means the following conditions:
(i)	the payment of all Rents and other sums which have fallen due under this Lease prior to the date of the Assignment

(ii)	that where the consent of any superior landlord or mortgagee is required to the proposed Assignment such consent is obtained and any lawfully imposed conditions of such consent are satisfied

(iii)	that the proposed assignee covenants by deed with the Landlord in such form as the Landlord may reasonably require that with effect from the date of the Assignment the proposed assignee will pay the Rents and observe and perform all the provisions of this Lease to be observed and performed by the Tenant

(iv)	that the Tenant enters into an Authorised Guarantee Agreement in the form set out in schedule 6 provided that in the event that there are produced to the Landlord annual accounts for the three consecutive years immediately preceding the presentation of such accounts for the proposed assignee showing the net profits of the proposed assignee in each year as the same of more than a sum equivalent to three times the annual passing rent under this Lease at the relevant time the Landlord will not require an Authorised Guarantee Agreement, or if having entered into an Authorised Guarantee Agreement accounts are produced to the Landlord as referred to above, the Landlord will forthwith release the Tenant and its surety from the covenants and obligations therein contained

(v)	that the Surety (if any) (Surety here meaning only the surety for the assigning tenant) is made a party to any Authorised Guarantee Agreement entered into by the Tenant and covenants therein as a primary obligation to be jointly and severally liable with the Tenant under the obligations therein contained

(vi)	that if the Landlord reasonably requires any former tenant under this Lease who remains liable under the tenant covenants enters into an Authorised Guarantee Agreement as permitted by section 16(6) of the Landlord and Tenant (Covenants) Act 1995 such Authorised Guarantee Agreement to be in the form set out in schedule 5 mutatis mutandis and that any surety for such former tenant is made a party to such Authorised Guarantee Agreement and covenants therein as a primary obligation to be jointly and severally liable with the former tenant under the obligations therein contained

(vii)	where the proposed assignee is a corporate body and the Landlord reasonably so requires that the Tenant procures either covenants by deed in the form (mutatis mutandis) set out in schedule 3 with the Landlord from not less than two individuals who are or a corporate body which is acceptable to the Landlord as guarantor or some other form of collateral security acceptable to the Landlord

(viii)	that if the proposed Assignment does not take place within 60 days the consent will be voidable at the Landlord’s discretion but without any liability on the part of the Landlord to refund to any party any monies paid to the Landlord arising out of or incidental to such consent
(h)	Not to charge a part (as distinct from the whole) of the Premises

(i)	Not to charge the whole of the Premises except to a bank or similar financial institution for the purpose only of borrowing money on the security of the Lease and with the prior written consent of the Landlord (which will not be unreasonably withheld or delayed)

(j)	Not to underlet a part (as distinct from the whole) of the Premises

(k)	Not to underlet the whole of the Premises:
(i)	unless the proposed undertenant has first covenanted by deed with the Landlord in such form as the Landlord may reasonably require that with effect from the date of the underlease and during the term of the underlease the undertenant will observe and perform all the provisions of the underlease to be observed and performed by the undertenant and the provisions of this Lease (other than payment of the Principal Rent) to be observed and performed by the Tenant nor

(ii)	(where the proposed undertenant is a corporate body and the Landlord reasonably so requires) without first procuring either covenants by deed with the Landlord in the form (mutatis mutandis) set out in schedule 3 from two individuals who are or a corporate body which is reasonably acceptable to the Landlord as guarantor or an alternative form of security reasonably acceptable to the Landlord nor

(iii)	except by way of a Permitted Underlease nor

(iv)	without the prior written consent of the Landlord (which will not be unreasonably withheld or delayed)
(l)	To use reasonable endeavours to enforce and not to waive or vary the provisions of a Permitted Underlease and to operate at the relevant dates of review the rent review provisions contained in an underlease

(m)	Not to accept a surrender of part only of any underlet premises without the prior written consent of the Landlord (which will not be unreasonably withheld or delayed)

(n)	Notwithstanding the earlier provisions of this clause the Tenant may share occupation of part of the Premises with a Group Company of the Tenant in a manner which does not transfer or create a legal estate or create security of tenure or prevent vacant possession of the Premises being given:
(i)	for so long as the party sharing occupation remains a Group Company of the Tenant and

(ii)	and the Tenant must procure that within ten Business Days of such sharing the Landlord receives notice of the Group Company sharing occupation and the address of its registered office and within ten Business Days of the termination of such sharing the Landlord receives notice of such termination

(o)	Within 20 Business Days of any Assignment charge underlease or sub-underlease or any transmission or other devolution relating to the Premises to give written notice thereof to the Landlord’s solicitors together with two certified copies of the relevant document and to pay the Landlord’s solicitors’ reasonable charges of £25 for the registration of every such document plus Value Added Tax
4.12	Landlord’s Costs

To pay to the Landlord and indemnify the Landlord against all proper costs fees charges disbursements and expenses on an indemnity basis (including without prejudice to the generality of the above those payable to counsel solicitors surveyors and bailiffs) incurred by the Landlord in relation to or in connection with:
(a)	every application made by the Tenant for a consent approval or licence required by the provisions of this Lease whether such consent approval or licence is granted or proffered subject to any lawful qualification or condition or whether the application is withdrawn (unless the application is withdrawn due to the Landlord’s failure to have properly registered its interest in the Property at the Land Registry in which case the Landlord will indemnify the Tenant as set forth in clause 4.27

(b)	the preparation and service of a notice under section 146 of the Law of Property Act 1925 or incurred by or in reasonable contemplation of proceedings under sections 146 or 147 of that Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the court

(c)	the recovery or attempted recovery of arrears of the Rents or other sums due from the Tenant and

(d)	any steps taken in connection with the preparation and service and negotiation of a schedule of dilapidations during or after the expiry of the Term but which relates to dilapidations caused or occurring during the Term
4.13	The Planning Acts and Environmental Law
(a)	Not to commit any breach of the Planning Acts or Environmental Law and to comply with the provisions and requirements of the Planning Acts and any Environmental Law that affect the Premises whether as to the Permitted User or otherwise and to indemnify and keep the Landlord indemnified both during and after the expiry of the Term against all liability whatsoever including costs and expenses incurred as a result of any breach occurring during the Term

(b)	At the expense of the Tenant to obtain all planning permissions and to serve all such notices as may be required for the carrying out of any operations or user on the Premises which may constitute Development provided that no such application for planning permission shall be made without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed

(c)	Subject only to any statutory direction to the contrary to pay and satisfy any charge or levy that may subsequently be imposed under the Planning Acts in respect of the carrying out or maintenance of any such operations or the commencement or continuance of any such user

(d)	Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out or make any alteration or addition to the Premises or any change of use until:
(i)	all necessary notices under the Planning Acts have been served and copies produced to the Landlord

(ii)	all necessary permissions and consents under or pursuant to the Planning Acts have been obtained and produced to the Landlord and

(iii)	the Landlord acting reasonably has acknowledged that every necessary planning permission is acceptable to it the Landlord being entitled to refuse to acknowledge its acceptance of a planning permission on the grounds that any condition contained in it or anything omitted from it or any period referred to in it would be or be likely to be prejudicial to the Landlord’s interest in the Premises whether during or after the expiry of the Term
(e)	Where the Tenant implements a planning permission, unless the Landlord shall otherwise direct to carry out and complete before the expiry of the Term:
(i)	any works stipulated to be carried out to the Premises by a date subsequent to such expiry as a condition of any planning permission granted for any Development commenced before the expiry of the Term and

(ii)	any Development commenced upon the Premises in respect of which the Landlord shall or may be or become liable for any charge or levy under the Planning Acts
(f)	If required by the Landlord but at the cost of the Tenant to appeal against any imposition of any conditions on a planning permission relating to the Premises that affect the ongoing user of the Premises following an application by the Tenant if it is reasonable in all the circumstances to do so

(g)	Not to object to any application for planning permission that the Landlord or a Group Company of the Landlord may make whether jointly or alone in respect of any adjoining or neighbouring property
4.14	Plans Documents and Information

If called upon to do so to produce on demand but not more than once in respect of each such piece of information :
(a)	to the Landlord all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this Lease have been complied with

(b)	to the Landlord or any person acting as the third party determining the Principal Rent in default of agreement between the parties under the provisions for rent review contained in this Lease such information as may reasonably be requested in writing in relation to any pending or intended procedure to be taken under the Landlord and Tenant Act or the implementation of any provisions for rent review and

(c)	to the Landlord or its agent full particulars of all occupants of the Premises and the terms of their occupation provided that the Tenant will not be required to give details that would put the Tenant in breach of the Data Protection Act 1998
4.15	Indemnities

To be responsible for and to keep the Landlord fully indemnified against all damages losses costs expenses actions demands proceedings claims and liabilities made against or suffered or incurred by the Landlord arising directly or indirectly out of:
(a)	any act omission or negligence of the Tenant or any persons at the Premises expressly or impliedly with the Tenant’s authority or

(b)	any breach or non-observance by the Tenant of the covenants conditions or other provisions of this Lease
4.16	Disposal Boards and Viewing

To permit the Landlord upon reasonable notice at any time during the last six months of the Term and at any time thereafter to enter upon the Premises and affix and retain upon any reasonable part of the Premises a notice for reletting the Premises and during each such period or periods to permit upon reasonable prior written notice persons with the written authority of the Landlord or its agent at reasonable times of the day to view the Premises without interruption provided they are accompanied by the Landlord or its agents
4.17	Encroachments
(a)	Not to stop up darken or obstruct any windows or light belonging to the Premises

(b)	To take all necessary steps to prevent any new window light opening doorway path passage right or other encroachment or easement being made or acquired in against out of or upon the Premises and to notify the Landlord immediately in writing if any such encroachment or easement shall be made or acquired (or attempted to be made or acquired) and at the request of the Landlord and the cost of the Tenant to adopt such means as shall be required to prevent such encroachment or the acquisition of any such easement
4.18	Yield Up

At the expiry of the Term:
(a)	to yield up the Premises in accordance with the terms of this Lease with vacant possession

(b)	to remove all placards signs reasonable notices fascias boards name-plates and advertisements fixed or exhibited by the Tenant in or upon the Premises and to make good to the reasonable satisfaction of the Landlord as soon as reasonably practicable any damage caused by such removal and to pay to the Landlord the reasonable and proper cost of removing any nameplates or signs installed pursuant to paragraph 4 of schedule 1

(c)	to give up all keys of the Premises to the Landlord

(d)	to provide the Landlord with a copy of the most recent asbestos survey and associated documents held by the Tenant pursuant to its duties under Regulation 4 of the Control of Asbestos at Work Regulations 2002
4.19	Interest on Arrears
(a)	If the Tenant shall fail to pay within 10 Business Days of the above date the Rents or any other sum due under or pursuant to this Lease whether formally demanded or not the Tenant shall pay to the Landlord Interest on the Rents or other such sum and such Interest shall be deemed to be and shall be recoverable as rent in arrear

(b)	Nothing in the preceding paragraph 4.20(a) shall entitle the Tenant to withhold or delay any payment of the Rents or any other sum due under this Lease after the date upon which they fall due or in any way prejudice affect or derogate from the rights of the Landlord in relation to such non-payment including (but not limited to) the proviso for re-entry contained in this Lease

4.20	Statutory Notices

To give full particulars to the Landlord of any notice direction order or proposal for the Premises made given or issued to the Tenant by any local or public authority within ten Business Days of receipt and if so required by the Landlord to produce it to the Landlord and without delay and at the cost of the Tenant to take all necessary steps to comply with such notice direction or order and at the request and cost of the Landlord to make or join with the Landlord in making such objection or representation against or in respect of any notice direction order or proposal as the Landlord shall deem expedient

4.21	Defective Premises

To give notice to the Landlord of any defect in the Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the provisions of this Lease or the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 or otherwise and at all times to display and maintain all necessary notices which the Landlord may from time to time require to be displayed at the Premises

4.22	Keyholders
(a)	To ensure that at all times the Landlord and the local Police Force have written notice of the name home address and home telephone number of at least two keyholders of the Premises

(b)	Not to change the locks at the entrances to the Premises without first notifying the Landlord in writing
4.23	Compliance with Regulations

In so far as the same relate to the Premises or the activities acts or omissions of the Tenant or any undertenant or any persons under its or their control to comply or procure compliance with such reasonable regulations as the Landlord may from time to time notify in writing to the Tenant for the general management supervision and security of the Building including the control of deliveries to and the removal of refuse from the Building and the Premises

4.24	New Surety

Within ten Business Days of the death during the Term of any Surety or of such person committing or permitting an Act of Insolvency to give notice of this to the Landlord and if so required by the Landlord at the expense of the Tenant within 30 Business Days of such event to procure some other person acceptable to the Landlord to execute a guarantee in the form of schedule 3

4.25	Compliance with Title

Provided that the Tenant has received all relevant title documents to perform observe and comply with the rights easements privileges restrictions covenants stipulations and other matters contained or referred to in schedule 5 so far as they relate to the Premises and are capable of being enforced

4.26	Landlord’s Release under the Landlord and Tenant (Covenants) Act 1995

Not to object unreasonably to the Landlord being released from its obligations under this Lease as requested in any notice served on the Tenant under section 8 of the Landlord and Tenant (Covenants) Act 1995

4.27	Registration of the Lease at the Land Registry
(a)	The Tenant covenants to apply to the Land Registry for first registration of this Lease within the period of 6 weeks beginning on the date of the Lease and on completion of the registration forthwith to supply the Landlord with official copies of the register of title and title plan

(b)	To the extent that the Landlord is not the registered proprietor of the Building at the date of this Lease, the Landlord will use its reasonable endeavours to procure that the Landlord’s interest as proprietor of the freehold title BK289836 is registered at the Land Registry with title absolute as soon as reasonably practicable after the date of this Lease and on completion of the registration forthwith to supply the Tenant with official copies of the register of title and title plan

(c)	The Landlord will keep the Tenant indemnified against all damages losses costs expenses actions demands proceedings claims and liabilities made against or suffered or incurred by the Tenant arising directly out of a breach or non observance by the Landlord of the Landlord’s obligations in clause 4.27(b)

(d)	The Landlord will use its reasonable endeavours to assist the Tenant to procure the registration of this Lease and will deal promptly with any requisitions that are raised by the Land Registry which relate to the Landlord’s interest in the Building
4.28	Closure of title to the Lease at the Land Registry

At the end or sooner determination of the Term to apply to the Land Registry to close the title to this Lease and for the cancellation of any entry or notice of or relating to this Lease on any other registered title and to provide all reasonable assistance required by the Landlord to close such title and remove such entries
5.	THE LANDLORD’S COVENANTS

The Landlord covenants with the Tenant that:

5.1	Quiet Enjoyment

The Tenant paying the Rents and performing and observing the covenants and conditions on the part of the Tenant herein contained the Landlord shall permit the Tenant peaceably and quietly to hold and enjoy the Premises during the Term without any interruption or disturbance from or by the Landlord or by any person lawfully claiming through under or in trust for the Landlord

5.2	Services

Subject to the Tenant paying to the Landlord the Service Charge subject also to the provisions of paragraphs 2 and 3 of part 1 of schedule 4 the Landlord shall provide or procure the provision:
(a)	during Business Hours of the Services and

(b)	outside Business Hours of:
(i)	such of the Services as the Landlord shall in its discretion deem appropriate and also

(ii)	air conditioning and heating

(iii)	such other of the Services as the Tenant shall previously have requested and which the Landlord shall have agreed to provide in each case to a standard appropriate to a building of the type and size of the Building and for the Permitted User provided that the Landlord shall be entitled to employ such managing agents professional advisers consultants contractors and other persons as may be required from time to time for the purpose of the performance of the Services
5.3	Restriction
(a)	The Landlord covenants with the Tenant that within 5 Business Days of the date of this Lease it will at its own cost make an application to the Land Registry on Form RX1 to register a restriction against title number BK289836 in the form set out below and that it will use all reasonable endeavours to achieve registration of the said restriction and that on completion of the registration forthwith to supply the Tenant with official copies of the register of title number BK289836 containing the restriction:
“No disposition of that part of the Registered Estate known as Richmond House (formerly known as Regents House and marked as such on the title plan) (other than a charge or a transfer of the whole of Richmond House (formerly known as Regents House)) by the proprietor of the registered estate or by the proprietor of any registered charge is to be registered without a certificate signed by a conveyancer that the provisions of clause 11 of a lease dated 2007 and made between (1) Bedell Corporate Trustees Limited and Atrium Trustees Limited (as Trustees of the Park One Unit Trust) (2) Tollgrade UK Limited and (3) Tollgrade Communications, Inc have been complied with”
(b)	The Tenant shall give the Landlord such assistance as it may reasonably require in removing such restriction from the register at the end or sooner determination of the Lease term
5.4	Provision of Information

To provide such information (including but not limited o security codes) as is necessary to the Tenant to enable the Tenant to access the Premises 24 hours a day every day of the year

5.5	Asbestos Survey

To procure as soon as reasonably practicable and at its own cost a Type 2 asbestos survey of the Premises and to supply a copy of the survey report to the Tenant as soon as reasonably practicable

5.6	Remediation

To remediate at its own cost any contamination (as defined in any Environmental Law) existing at the Premises and/or the Building prior to the date of this Lease

6.	INSURANCE

6.1	Landlord to insure

The Landlord covenants with the Tenant to effect and maintain the following insurances in respect of the Building (including all plant machinery apparatus and equipment contained therein) (unless such insurance shall be vitiated avoided or forfeited by any act of the Tenant or any person deriving title under the Tenant or by anyone at the Building expressly or by implication with the authority of the Tenant or such person) with a reputable insurance office or underwriters

(a)	against damage or destruction by the Insured Risks in the following sums:
(i)	such sum (together with Value Added Tax on such sum) as shall from time to time be the full cost of rebuilding and reinstating the Building including architects’ surveyors’ and other professional fees and fees and costs payable upon any applications for planning permission or other permits or consents that may be required in relation to the rebuilding or reinstatement of the Building the cost of debris removal demolition site clearance any works that may be required by statute and incidental expenses and

(ii)	the loss of the Principal Rent from time to time (having regard to any review of the Principal Rent which may become due under this Lease) and Service Charge for three years or such longer period as the Landlord may from time to time properly consider to be sufficient for the purposes of planning and carrying out such rebuilding or reinstatement
(b)	third party and public liability insurance

(c)	insurance against liability under the Defective Premises Act 1972 (and any other Act of Parliament or European Community legislation in respect of which the Landlord requires insurance).
6.2	Details of the Insurance

The Landlord covenants with the Tenant in relation to the policy of insurance effected by the Landlord pursuant to its obligations in this clause to produce to the Tenant on demand (but not more than once in any period of twelve months) a copy of the policy and the last premium renewal receipt

6.3	Tenant’s Insurance Covenants

The Tenant covenants with the Landlord:
(a)	to pay the Insurance Rent on demand for the period from and including the date of this Lease up to and including the day before the next policy renewal date and subsequently to pay the Insurance Rent on demand and (if so demanded) in advance of the policy renewal date

(b)	in the event of any claim under a policy of insurance relating to the Building to reimburse the Landlord on demand for a reasonable proportion of any excess which applies

(c)	to comply with all the requirements and recommendations of the insurers of the Building

(d)	not to do or permit anything that could cause any policy of insurance on or in relation to the Building to become void or voidable wholly or in part nor (unless the Tenant shall have previously notified the Landlord and agreed to pay the increased premium) anything by which additional insurance premiums may become payable

(e)	to keep the Premises supplied with such fire fighting equipment as the insurer may require and to maintain such equipment in efficient working order

(f)	to comply with the requirements and recommendations of the insurer as to fire precautions relating to the Premises

(g)	not to obstruct the access to any fire equipment or the means of escape from the Premises nor to lock any fire door while the Premises are occupied

(h)	to give notice to the Landlord immediately upon the happening of any event which might affect any insurance policy on or relating to the Premises or upon the happening of any event against which the Landlord may have insured under this Lease

(i)	not to effect any policy of insurance in relation to the Building without the prior written consent of the Landlord

(j)	if at any time the Tenant shall be entitled to the benefit of any insurance on the Premises (which is not effected or maintained in pursuance of any obligation contained in this Lease) to apply all money received by virtue of such insurance in making good the loss or damage in respect of which such money shall have been received

(k)	if and whenever during the Term the Premises or any part (the “relevant part”) of the Building giving access to the Premises are damaged or destroyed by any of the Insured Risks and the insurance money under the policy of insurance effected by the Landlord pursuant to its obligations contained in this Lease is by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant’s authority wholly or partially irrecoverable to pay to the Landlord on demand the amount of such insurance money so irrecoverable with Interest on such amount (from the date of demand or (if earlier) the date on which the Landlord first suffered financial loss because of the insurance money being irrecoverable in whole or in part as aforesaid)

(l)	that whenever any fire or other insurance is effected through or by the Landlord all sums allowed by way of commission discount or otherwise shall be deducted from the items listed at clause 1.25(a)(i)-(iv) and clause 1.25(b)
6.4	Suspension of Principal Rent
(a)	Subject to clause 6.4(b) if and whenever during the Term:
(i)	the Premises or any part of them are damaged or destroyed or access to the Premises is substantially impaired by any of the Insured Risks so that the Premises or any part of them are unfit for occupation or use for the Permitted User and

(ii)	the insurance effected by the Landlord is not vitiated avoided or forfeited and the insurance money is not irrecoverable in whole or in part by reason of any act or default of the Tenant or any person deriving title under the Tenant or anyone at the Premises expressly or by implication with the authority of the Tenant or such person the Principal Rent and the Service Charge or a fair proportion of them according to the nature and the extent of the damage sustained shall cease to be payable until the Premises or the relevant part shall have been rebuilt or reinstated so that the Premises are made fit for occupation and use or for the Permitted User until (whichever period is the shorter)
6.5	Reinstatement and Determination if Prevented
(a)	If and whenever during the Term:
(i)	the Premises or any part of them are damaged or destroyed by any of the Insured Risks and

(ii)	the payment of the insurance money is not refused in whole or part by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant’s authority the Landlord shall use all reasonable endeavours to obtain all planning permissions and other permits and consents that may be required under the Planning Acts and any other statutes to enable the Landlord to rebuild or reinstate the Premises or the affected part with all reasonable speed

(b)	In the circumstances referred to in paragraph 6.5(a) and subject to the provisions of paragraph 6.5(c) the Landlord shall as soon as such permissions permits and consents have been obtained (or as soon as practicable where they are not required) apply all money received in respect of such insurance (except sums received in respect of loss of Principal Rent)in rebuilding or reinstating the Premises or the relevant part with all reasonable speed and will to the extent that the sums are insufficient as a result of the Landlord’s own act neglect or default (including any failure to insure in the reinstatement cost of the Building) make up the shortfall out of its own resources

(c)	The Landlord shall not be liable to rebuild or reinstate the Premises or the relevant part if and for so long as such rebuilding or reinstating is prevented by one or more of the following causes:
(i)	the Landlord has failed (despite using all reasonable endeavours) to obtain such permissions permits and consents as are mentioned in paragraph 6.5(a)

(ii)	any of such permissions permits and consents have been granted subject to a lawful condition with which in all the circumstances it would be unreasonable to expect the Landlord to comply

(iii)	some defect or deficiency affecting the site upon which the rebuilding or reinstatement is to take place would mean that the same could only be undertaken at a cost that would be unreasonable in all the circumstances

(iv)	the Landlord is unable to obtain access to such site for the purposes of rebuilding or reinstating

(v)	the rebuilding or reinstating is prevented by war act of God Government action strike lockout or any other circumstance beyond the control of the Landlord
(d)	If upon the expiry of a period of 12 months commencing on the date of the damage or destruction works have not commenced in respect of the rebuilding or reinstatement of the Premises or the access thereto or the relevant part thereof (as the case may be) either the Landlord or the Tenant may serve notice on the other at any time after that date (but before the Premises are again fit for occupation and use) whereupon:
(i)	this Lease shall absolutely cease but without prejudice to any rights or remedies that may have accrued to either party against the other and

(ii)	all money received in respect of the insurance effected by the Landlord pursuant to this clause 6 shall belong to the Landlord

7.	PROVISOS

7.1	Re-entry

If and whenever during the Term:
(a)	the Rents (or any of them or any part of them) under this Lease are outstanding for more than twenty eight Business Days after becoming due whether formally demanded or not or

(b)	there is a material breach by the Tenant of any covenant or other term of this Lease or any document expressed to be supplemental to this Lease or

(c)	the Tenant commits or permits an Act of Insolvency or

(d)	the Tenant otherwise ceases to exist
the Landlord may re-enter the Premises or any part of them in the name of the whole at any time and even if any previous right of re-entry has been waived and then the Term will absolutely cease but without prejudice to any rights or remedies which may have accrued to the Landlord against the Tenant or the Surety in respect of any breach of covenant or other term of this Lease including the breach in respect of which the re-entry is made

7.2	Rights and Easements

The operation of section 62 of the Law of Property Act 1925 shall be excluded from this Lease and the only rights granted to the Tenant are those expressly set out in part 1 of schedule 1 and the Tenant shall not by virtue of this Lease be deemed to have acquired or be entitled to and the Tenant shall not during the Term acquire or become entitled to by any means whatever any easement from or over or affecting any other land or premises now or at any time after the date of this Lease belonging to the Landlord or any Group Company of the Landlord and not comprised in this Lease

7.3	Disputes with Adjoining Occupiers

If any dispute arises between the Tenant and the tenants or occupiers of other parts of the Building or the Adjoining Property as to any easement right or privilege in connection with the use of the Premises and any other part of the Building or the Adjoining Property or as to the boundary structures separating the Premises from any other property it shall be decided by the Landlord acting reasonably

7.4	Exclusion of Use Warranty

Nothing in this Lease or in any consent granted by the Landlord under this Lease shall imply or warrant that the Premises may lawfully be used under the Planning Acts for the purpose authorised in this Lease or any purpose subsequently authorised

7.5	Representations

The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Lease or made in writing by the Landlord’s Solicitor to the Tenant’s Solicitor prior to the date hereof

7.6	Tenant’s Property

If after the Tenant has vacated the Premises on the expiry of the Term any property of the Tenant remains in or on the Premises and the Tenant fails to remove it within twenty

Business Days after being requested in writing by the Landlord to do so or if after using all reasonable endeavours the Landlord is unable to make such a request to the Tenant within twenty Business Days from the first attempt so made by the Landlord:
(a)	the Landlord may as the agent of the Tenant sell such property and the Tenant shall indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary is proved) that such property belonged to the Tenant

(b)	the Landlord shall (subject to paragraph 7.6(c) below) forthwith after such sale pay to the Tenant the proceeds of such sale after having deducted the reasonable fees and expenses incurred by or on behalf of the Landlord in connection with such sale

(c)	if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord shall be entitled to retain such proceeds of sale absolutely unless the Tenant shall claim them within six months of the date on which the Tenant vacated the Premises and

(d)	the Tenant shall indemnify the Landlord against any damage occasioned to the Premises and any actions claims proceedings costs expenses and demands made against the Landlord caused as a direct result of the presence of the property in or on the Premises
7.7	Compensation on Vacating

Any statutory right of the Tenant to claim compensation from the Landlord on vacating the Premises shall be excluded to the extent that the law allows

7.8	Covenants relating to Adjoining Premises

Nothing contained in or implied by this Lease shall give the Tenant the benefit of or the right to enforce or to prevent the release or modifications of any covenant agreement or condition entered into by any tenant of the Landlord in respect of any property not comprised in this Lease

7.9	Loss or Damage

The Landlord its servants agents visitors or licensees shall not be liable or responsible to the Tenant its servants agents visitors or licensees for any loss injury damage nuisance annoyance or inconvenience which may be sustained by the Tenant its servants agents visitors or licensees (either personally or to their property including the Premises) caused by:
(a)	any act neglect default or misconduct of any other tenant of the Landlord or any interruption of their services caused by illness industrial action shortage of personnel or materials or other cause not directly under the control of the Landlord

(b)	any failure or defect in any Conduits or Utilities serving the Premises
7.10	Service of Notices
(a)	The provisions of section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to the giving and service of all notices and documents under or in connection with this Lease except that:
(i)	section 196 shall be deemed to be amended as follows:

the final words of section 196(4)”.... and that service ... be delivered” shall be deleted and there shall be substituted “...and that service shall be deemed to be made on the second Business Day after the registered letter has been posted”

(ii)	any notice served on the Tenant or the Surety must be served on Sara M Antol, Secretary of Tollgrade UK Ltd, c/o Tollgrade Communications Inc., 493 Nixon Road, Chiswick PA 15024 or such other place/person as the Tenant or Surety shall have notified the Landlord in writing
(b)	Any notice or document shall also be sufficiently served if sent by facsimile transmission or any other means of electronic transmission to the party to be served and that service shall be deemed to be made on the day of transmission if transmitted before 4.00 p.m. on a Business Day but otherwise on the next following Business Day and in this clause “party” includes the Surety
7.11	Value Added Tax
(a)	Save as the context requires or as otherwise stated all references to payments made in this Lease are references to such payments exclusive of Value Added Tax chargeable in respect of the supply of goods or services for which the payment is consideration and insofar as such payments fall to be made under this Lease the amount of such Value Added Tax shall be paid in addition thereto

(b)	Without prejudice to and save as mentioned earlier in this clause 7.11 where any supply is made pursuant to this Lease the recipient of the supply shall pay to the supplier the amount of any Value Added Tax chargeable in respect thereof

(c)	Where any payment is required to be made pursuant to this Lease to reimburse the payee for any expenditure incurred by the payee such payment shall include an amount equal to any Value Added Tax comprised in that expenditure which is not recoverable by the payee as input tax under section 25 of the Value Added Tax Act 1994
7.12	Control and Substitution of Common Parts

The Common Parts shall at all times be subject to the exclusive control and management of the Landlord and the Landlord shall be entitled:
(a)	to alter stop up divert or otherwise use any part of the Common Parts or any of them provided that no such alteration stopping up diversion other use or change which has any material adverse effect on the Premises or any part thereof or on the use or enjoyment of or access to the same shall be effected unless it is unavoidable or avoidable only at a cost which the Landlord (acting reasonably) considers to be disproportionate and in any event the Landlord shall use all reasonable endeavours to minimise any such material adverse effect

(b)	to close all or any of the Common Parts for the purpose of repairing renovating replacing cleansing and maintaining the same provided that the Landlord shall use all reasonable endeavours to minimise the length of any such closure and shall use reasonable endeavours to perform such services during non-Business Hours and provided that the access to and use of the Premises is not restricted unless it is unavoidable or avoidable only at a cost which the Landlord (acting reasonably) considers disproportionate

7.13	Exclusion of Responsibility

Any services rendered to or for the Tenant by an employee representative agent or servant of the Landlord shall be deemed to have been rendered by that person as employee representative agent or servant of the Tenant and in particular any acceptance for distribution by any such person of letters packages or other communications shall imply no responsibility on the part of the Landlord in relation thereto nor render it liable in respect thereof in any way

7.14	Entire Understanding

This Lease embodies the entire understanding of the parties relating to the Premises and to all the matters dealt with by the provisions of this Lease

7.15	Landlord and Tenant (Covenants) Act 1995

This Lease is a “new tenancy” as that expression is defined in the Landlord and Tenant (Covenants) Act 1995

7.16	Invalidity

If at any time any one or more provisions of this Lease is or becomes invalid illegal or unenforceable in any respect under any law the validity legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby

7.17	Landlord’s Liability
(a)	In this clause 7.17 “Assignment of the Reversion” means:
(i)	execution of an assignment or transfer by deed or;

(ii)	an assignment or transfer by operation of law
which transfers or assigns the Landlord’s reversionary interest in the Property whether or not that assignment or transfer is subsequently registered at the Land Registry

(b)	The Landlord shall not be liable for any breach of the landlord covenants of this Lease occurring after an Assignment of the Reversion
7.18	Asbestos

Notwithstanding the provisions elsewhere in this Lease, the parties agree that the Landlord is responsible for removing and/or maintaining as required by law or to the extent contained in any of the Tenant’s obligations in this Lease any asbestos in the Premises at the date of this Lease (provided that the Tenant shall not interfere with or disturb any asbestos in the Premises) and for the avoidance of doubt the Tenant is not responsible for any such obligations or liabilities

7.19	Tenant’s electricity consumption

Notwithstanding the provisions elsewhere in this Lease the parties agree that the Tenant can use 107,350 watts (156 amps/phase) of electricity from its connections with the Conduits that serve the Premises

8.	THE SURETY’S COVENANTS

In consideration of this Lease having been granted at its request the Surety covenants with the Landlord as a primary obligation and without the need for any express assignment with all its successors in title in the terms set out in schedule 3

9.	TENANT’S OPTION TO DETERMINE

9.1	The Tenant may determine this Lease on 24 December 2012 (the “Determination Date") subject to complying with the conditions set out in clause 9.2 below (the “Break Conditions").

9.2	The Break Conditions are that the Tenant shall:
(a)	give to the Landlord not less than six (6) months’ notice (such notice to be on or before 24 June 2012) in writing of its intention to determine this Lease on the Determination Date;

(b)	as of the Determination Date have paid the Principal Rent reserved by this Lease;

(c)	on the Determination Date pay to the Landlord a sum equivalent to three (3) months’ Principal Rent and;

(d)	yield up to the Premises with vacant possession on the Determination Date.
9.3	If the Tenant complies with the Break Conditions then the Lease shall immediately cease and determine on the Determination Date but without prejudice to the rights of either party in respect of any antecedent claim or breach of covenant.

9.4	On the Determination Date the Tenant shall return the original Lease to the landlord together with any other title deeds and documents relating to the Premises and shall give such assistance as the Landlord shall reasonably require in order to cancel any entry or title relating to the Lease at the Land Registry and the Landlord will at the Determination Date return to the Tenant the Counterpart Lease and any other title deeds and documents relating to the Premises in its possession or control.

Nothing in this clause shall make time of the essence for the purposes of the rent review provisions contained in the Lease

10.	LIMITATION OF LIABILITY

10.1	The Landlord is entering into this Lease as trustee of the Unit Trust and as such any liability on the part of the Landlord pursuant to this Lease shall be limited to the net assets held on trust from time to time for the Unit Trust which are in its possession or under its control as trustee of the Unit Trust.

10.2	Notwithstanding any other provision of this Lease the Landlord shall have no obligation to meet any claim or liability under this Lease except to the extent that it can properly meet the claim or liability out of the net assets from time to time of the Unit Trust.

10.3	The Tenant acknowledges that the effect of clauses 10.1 and 10.2 above is that the Landlord shall have no recourse to any assets other than those assets from time to time comprising the trust fund of the Unit Trust.

10.4	The limitations in this clause 10 shall not apply in the case of fraud on the part of the Landlord.

10.5	The Tenant acknowledges that references to the Landlord in this Lease are references to the Landlord in its capacity as trustee of the Unit Trust and references to actions of the

Landlord are references to actions of the Landlord in its capacity as trustee of the Unit Trust only and not to any corporate or other capacity

11.	ADDITIONAL SPACE

11.1	If the Landlord wishes to grant a lease of any surplus accommodation within the Building (the “Surplus Accommodation") during the Term to a third party (the “Interested Party") the Landlord covenants that it shall once heads of terms have been signed by or on behalf of the Landlord and by or on behalf of the Interested Party offer to enter into a lease with the Tenant on terms no less advantageous to the Landlord than those agreed with the Interested Party. The Landlord shall serve on the Tenant (in duplicate) a written notice of the offer (the “Offer Notice") which will contain details of the terms being offered to the Tenant and the Tenant shall use its reasonable endeavours to keep the details of the Offer Notice confidential.

11.2	The Tenant may accept the Landlord’s offer by signing dating and serving the duplicate or another copy of the Offer Notice on the Landlord within 10 Business Days of receipt of the Offer Notice following which the Landlord shall enter into a lease of the Surplus Accommodation with the Tenant provided that the Tenant completes the lease within 25 Business Days of service of the signed and dated duplicate or copy Offer Notice on the Landlord.

11.3	In the event that the Landlord accepts the Tenant’s offer to take a Lease of the Surplus Accommodation such lease shall be in a form by reference to this Lease with the necessary changes to reflect the terms agreed between the Landlord and the Tenant.

11.4	If the Tenant does not accept the Offer Notice as stated in clause 11.2 the Landlord shall be permitted to let the accommodation which is the subject to the relevant Offer Notice to the Interested Party within three (3) months after the expiry of the 10 Business Day notice period of the Offer Notice referred to in clause 11.2 without serving an additional Offer Notice on the Tenant provided that the terms of the proposed letting are the same as the terms which were offered to the Tenant pursuant to the relevant Offer Notice and provided further that if the terms of the proposed letting to the Interested Party referred to in clause 10.1 are more advantageous than those which were offered to the Tenant the Landlord shall be obliged to re-serve an Offer Notice on the Tenant in accordance with clause 11.2.

11.5	The Landlord further covenants with the Tenant that it will not at any time accept any offer for the lease of the Surplus Accommodation made by someone other than the Tenant without first offering to let the same to the Tenant in accordance with the provisions of this clause

11.6	The provisions of this clause are personal to Tollgrade UK Limited and reference in this clause to the Tenant does not include successors and assigns

12.	LANDLORD’S ONGOING WORKS

12.1	In this clause 12:

“Landlord’s Works” means the works set out in the Specification to the part of the ground floor of the Building excluding the area shown hatched black on the Floor Plan

“Specification” means the specification attached to this Lease and marked “Specification” 12.2 The Landlord will at the cost of the Landlord and (subject as hereinafter provided):
(a)	with reasonable speed and (subject also to all necessary planning permissions building regulations approval licences permits or consents being obtained and remaining valid and unrevoked) in a good and workmanlike manner complete the Landlord’s Works with such modifications as the Landlord may reasonably require

(b)	use reasonable endeavours to obtain or cause to be obtained and once obtained to keep in force or cause to be kept in force all necessary planning permissions buildings regulations approvals licences permits or consents which shall be required for the Landlord’s Works

(c)	use reasonable endeavours to procure that the Landlord’s contractor complies with its obligations under the building contract for the Landlord’s Works to make good forthwith any defects appearing in the Premises within the defects liability period under the relevant building contract and which shall within that period be notified by the Tenant to the Landlord in writing

(d)	insure the Landlord’s Works

(e)	use reasonable endeavours to complete such of the Landlord’s Works to enable the Tenant to enter use and occupy the Premises for the purpose of the Permitted Use no later than 31 October 2007
12.3	The Landlord and the Tenant agree that if the part of the Landlord’s Works separating the Premises from the remainder of the ground floor of the Building are not substantially completed by 31 October 2007 the Tenant may step in and complete that part of the Landlord’s Works to the Tenant’s reasonable satisfaction provided that if the Landlord has been unable to build such wall as a result of the Landlord being unable to obtain consent from the relevant authorities (having used reasonable attempts to do so) to the proposed emergency exit route from the Premises then the Tenant shall not be entitled to exercise such rights of step in provided that the Landlord shall continue to use reasonable endeavours to obtain such consent as soon as reasonably practicable and shall complete such works as soon as reasonably practicable thereafter

12.4	In the event that the Tenant exercises its right under clause 12.2 the Landlord agrees to pay the reasonable and proper costs of the Tenant in completing the relevant part of the Landlord’s Works within 20 Business Days of demand

13.	EXCLUSION OF THE LANDLORD AND TENANT ACT 1954

13.1	This Lease is not granted pursuant to a prior agreement for lease

13.2	In relation to the tenancy created by this Lease:
(a)	the Landlord served on the Tenant a notice dated 2007 complying with the requirements of section 38A(3) of the Landlord and Tenant Act

(b)	the Landlord served on the Surety a notice dated 2007 complying with the requirements of section 38A(4) of the Landlord and Tenant Act

(c)	the Tenant or a person duly authorised by the Tenant made a Statutory Declaration (the “Tenant’s Statutory Declaration") complying with the requirements of schedule 2 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003

(d)	the Surety or a person duly authorised by the Surety made a Statutory Declaration (the “Surety’s Statutory Declaration") complying with the requirements of schedule 2 to the Regulation Reform (Business Tenancies) (England and Wales) Order 2003
13.3	Where the Tenant’s Statutory Declaration or the Surety’s Statutory Declaration was made by a person other than the Tenant or the Surety (as appropriate) the Tenant or the Surety

(as appropriate) confirms that the declarant was duly authorised to make the Statutory Declaration on the Tenant’s or the Surety’s (as appropriate) behalf

13.4	The Landlord and the Tenant agree that the provisions of sections 24 to 28 (inclusive) of the Landlord and Tenant Act shall be excluded in relation to the tenancy created by this Lease

14.	THE CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Lease has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms but this does not affect any right or remedy of a third party which exists or is available apart from that Act

15.	ENTRY TO THE BUILDING BY THIRD PARTIES

15.1	The Landlord acknowledges that the Tenant is not responsible for the security of the Retained Parts or other Lettable Areas notwithstanding the Tenants’ its employees’ visitors’ agents’ contractors’ or anyone else entering the Building with the Tenant’s authority (the “Tenant’s Employees") use of any door entry and/or security system for the Building.

15.2	Notwithstanding the provisions elsewhere in this Lease the Tenant is not liable for any claims proceedings demands expenses or costs incurred by or made against the Landlord howsoever arising in connection with the entry to the Building by anyone other than the Tenant’s Employees
IN WITNESS of which this Lease has been executed as a deed on the date first above written

SCHEDULE 1
Part 1 — Rights and Easements Granted
1.	Common Parts

1.1	The right (in common with the Landlord and other persons having a like right) for the Tenant and all persons expressly or by implication authorised by it to use the Common Parts and fire escapes or routes of escape in the Building for the purposes of access to and egress from the Premises

1.2	To the extent the Landlord has power to grant the same the right set out in paragraphs 1 and 2 of schedule 1 of a transfer of Phase 1 Park One Bracknell dated 25 June 1990 made between (1) Britel Developments (Bracknell) Limited and (2) Britel Fund Trustees Limited

2.	Conduits

The right (in common with the Landlord and other persons having a like right) to the free passage and running ( of all Utilities in and through the Conduits that now or may at any time serve the Premises laid in or over or under other parts of the Building and (or) the Adjoining Property

3.	Support

The right of support shelter and protection for the benefit of the Premises as is now enjoyed from all other parts of the Building

4.	Name-Plates or Signs

The right at the expense of the Tenant but without having to pay a fee to the Landlord for the exercise of this right (and with the Landlord’s consent which is not to be unreasonably withheld) to display the name and business of the Tenant and other permitted occupiers of the Premises including the Tenant on:

4.1	the tenant’s name-board maintained by the Landlord in the main entrance lobby of the Building and

4.2	(subject to complying with the provisions of paragraph 4.7(b) of this Lease) on the entrance door on each floor of the Premises

5.	Car Parking

The right at all times to park 29 cars in the Car Parking Spaces designated by the landlord from time to time within the Car Park together with all ancillary vehicular and pedestrian rights of access to and egress to and from the Building over the Common parts and within the Building for the proper and reasonable enjoyment of such car parking rights

6.	The right at all times during the Term to connect to and to retain a connection to the Risers and to put and retain any necessary Conduits on the Retained Parts running between the Premises and the Risers to enable such connection thereto

7.	The right at all reasonable times upon reasonable prior notice except in cases of emergency to enter (or in cases of emergency to break and enter) the Retained Parts and the other Lettable Areas to carryout the Tenant’s obligations in this Lease where it is not reasonably practicable for the Tenant to comply with these obligations without such access providing that the Tenant causes as little inconvenience as reasonably possible to the occupiers of the area accessed and makes good as soon as reasonably practicable any damage thereby caused to such areas

8.	Air Conditioning Units

The right to install and thereafter retain the Air Conditioning Units in such location as the Landlord may agree acting reasonably in the basement parking area within the Car Park together with the right at all reasonable times on reasonable prior notice except in case of emergency to enter the basement parking area within the Car Park and such other parts of the Building as are necessary for the purpose of inspecting cleansing maintaining repairing removing renewing replacing and altering the Air-Conditioning Units (but only where such works cannot reasonably be carried out without such access and provided that the Tenant causes as little inconvenience as reasonably possible to the occupiers of the area accessed and makes good as soon as reasonably practicable any damage thereby caused to such areas)
Part 2 — Rights and Easements Excepted and Reserved
The following rights and easements are excepted and reserved out of the Premises in favour of the Landlord and the tenants and occupiers of the Building and all other persons authorised by the Landlord or having the same rights and easements:
1.	Conduits

The free and uninterrupted passage and running of the Utilities through the Conduits which are now or may at any time be in under or passing through or over the Premises other than those which exclusively serve the Premises

2.	Right of Entry

The right at all reasonable times upon reasonable prior notice except in cases of emergency to enter (or in cases of emergency to break and enter) the Premises in order to:

2.1	inspect cleanse maintain repair connect remove lay renew relay replace with others or alter the Conduits

2.2	execute repairs decorations alterations works of refurbishment and any other works to the Building or to do anything which the Landlord may or is obliged to do under this Lease including without limitation to perform the obligations on its part contained in clause 5.2. of this Lease provided that the Landlord or the person exercising the foregoing rights shall cause as little inconvenience as reasonably possible to the Premises and shall make good as soon as reasonably practicable any damage thereby caused to the Premises

3.	Scaffolding and Hoists

3.1	The right at all times to erect scaffolding for the purpose of repairing or cleaning the Building or the Adjoining Property or in connection with the exercise of any of the rights mentioned in this part of this schedule and

3.2	The right at all times to erect on the exterior of the Building and affix to the Premises hoists for the purpose of conveying plant machinery apparatus and goods of whatever nature to parts of the Building in each case without payment of compensation and notwithstanding that such scaffolding or hoists or their fixings may temporarily restrict the access to or enjoyment and use of or the right and passage of light and air to the Premises

4.	Rights of Light

The rights of light air support protection and shelter enjoyed by the Building and the Adjoining Property

5.	Rights to redevelop

Full right and liberty at any time hereafter to raise the height of or make any alterations or additions or execute any other works to the Building and the Adjoining Property or to erect any new buildings of any height on the Adjoining Property in such a manner as the Landlord or the person exercising the right shall think fit notwithstanding the fact that the same may obstruct affect or interfere with the amenity of or access to the Premises or the passage of light and air to the Premises but not so that the Tenant’s use and occupation and access to the Premises thereof is materially affected

6.	Emergency Rights

The right to enter the Premises in times of emergency or during fire drills for the purpose of obtaining access to or using any of the fire escapes or routes of escape in the Building whether or not in existence at the date of this Lease

SCHEDULE 2
Principal Rent and Rent Review
1.	Definitions

In this schedule the following words and expressions have the following meanings:

1.1	“Assumptions” means the following assumptions at the Review Date:
(a)	that no work has been carried out on or to the Premises by the Tenant its sub-tenants or their predecessors in title during the Term which has diminished the rental value of the Premises

(b)	that if the Premises have been destroyed or damaged they have been fully restored

(c)	that the Tenant’s covenants contained in this Lease have been fully performed and observed

(d)	that the Premises are available to let as a whole by a willing landlord to a willing tenant by one lease without a fine or premium being paid by either party and with vacant possession

(e)	that the Premises are ready for and fitted out and equipped for immediate occupation and use for the purpose or purposes required by the willing tenant referred to in paragraphs 1.1(d) and 2.2 and that all the Utilities required for such occupation and use are connected to the Premises

(f)	that the lease referred to in paragraph 1.1(d) contains the same terms as this Lease other than the amount of the Principal Rent and except as set out in paragraph 1.1(g)

(g)	that the term of the lease referred to in paragraph 1.1(d) is equal in length to the residue of the Term remaining unexpired at the relevant Review Date or a period of five years whichever is the longer and that such term begins on the Review Date and that the years during which the tenant covenants to decorate the Premises are at similar intervals after the beginning of the term of such lease as those specified in this Lease

(h)	that the willing Tenant is to receive whatever rent free period rental concessions or other inducements that may at the time be usual on the grant of a new Lease with vacant possession
1.2	“Disregarded Matters” means:
(a)	any effect on rent of the fact that the Tenant its sub-tenants or their respective predecessors in title have been in occupation of the Premises

(b)	any goodwill attached to the Premises by reason of the carrying on at the Premises or any other premises in the Building and/or Adjoining Property of the business of the Tenant its sub-tenants or their predecessors in title in their respective businesses

(c)	any increase in rental value of the Premises attributable to the existence at the Review Date of any improvements to the Premises carried out with consent where required otherwise than in pursuance of an obligation to the Landlord or its predecessors in title either:

by the Tenant its sub-tenants or their respective predecessors in title during the Term or during any period of occupation prior to the Term arising out of an agreement to grant such term or by any tenant or sub-tenant of the Premises before the commencement of the Term so long as the Landlord or its predecessors in title have not since the improvement was carried out had vacant possession of the relevant part of the Premises it being acknowledged by the parties that any fitting-out works carried out by the Landlord at its expense prior to the date of this Lease shall not be treated as one of the Disregarded Matters
1.3	“President” means the President for the time being of the Royal Institution of Chartered Surveyors the duly appointed deputy of the President or any person authorised by the President to make appointments on his behalf

1.4	“Principal Rent” means:
(a)	from and including the Rent Commencement Date until and including the day before the first Review Date the Initial Principal Rent and

(b)	during the Review Period a rent equal to the greater of:
(i)	the Principal Rent payable immediately prior to the relevant Review Date or if payment of Principal Rent has been suspended pursuant to clause 6.4 of this Lease the Principal Rent which would have been payable had there been no such suspension and

(ii)	such Principal Rent as may be ascertained in accordance with this schedule
1.5	“Review Date” means the fifth anniversary of the date of this Lease

1.6	“Review Period” means the period beginning on the Review Date and ending on the date of expiry of the Term

1.7	“Surveyor” means a chartered surveyor who has been qualified as such for not less than ten years and is experienced in the letting and (or) valuation of premises of a similar nature to and situate in the same region as the Premises and used for purposes similar to the Permitted User at the date of his appointment to be appointed in accordance with the provisions of paragraph 2.3 of this schedule

2.	Ascertaining the Principal Rent
(a)	The Landlord and the Tenant shall seek to agree the Principal Rent to operate from the Review Date and if within three months before the Review Date the parties shall not have agreed on the Principal Rent to operate from the Review Date either party may at any time thereafter require the Surveyor to determine the Principal Rent
2.2	The Principal Rent to be determined by the Surveyor shall be such as he shall decide to be the higher of:
(a)	rent which might reasonably be expected to become payable in respect of the Premises as would be negotiated in the open market between a willing landlord and a willing tenant upon a letting of the Premises in the open market at the Review Date making the Assumptions but disregarding the Disregarded Matters and

(b)	the Principal Rent payable immediately before the Review Date

2.3	The Surveyor shall:
(a)	be appointed by agreement between the parties or (in the absence of agreement within ten Business Days of one party giving notice to the other of its nomination or nominations) nominated by the President on the application of either party

(b)	at the option of the Landlord act either as an arbitrator in accordance with the Arbitration Act 1996 or as an expert such option to be exercised by the Landlord giving written notice to the President at the time of the Landlord’s written application to the President or if application is made by the Tenant then within five Business Days of the Landlord being notified of the appointment of the Surveyor but if no written notice is given by the Landlord as aforesaid the Surveyor shall act as an arbitrator

(c)	if acting as an expert invite the Landlord and the Tenant to submit to him within such time limits (not being less than 15 Business Days) as he shall consider appropriate a valuation accompanied if desired by a statement of reasons and such representations and cross representations as to the amount of the Principal Rent with such supporting evidence as they may respectively wish

(d)	within 20 Business Days of his appointment or within such extended period as the Landlord and the Tenant shall jointly agree in writing give to each of them written notice of the amount of the Principal Rent as determined by him
2.4	The fees and expenses of the Surveyor if acting as an expert including the cost of his nomination shall be in the award of the Surveyor and failing such award the same shall be payable by the Landlord and the Tenant in equal shares who shall each bear their own costs fees and expenses

2.5	If one party shall upon publication of the Surveyor’s award pay the Surveyor’s fees and expenses that party shall be entitled to recover such proportion (if any) of them as the Surveyor shall award against the other party

2.6	If the Surveyor fails to give notice of his determination within the time aforesaid or if he dies is unwilling to act or becomes incapable of acting or if for any other reason he is unable to act either party may request the President to discharge the Surveyor and appoint another surveyor in his place to act in the same capacity which procedure may be repeated as many times as necessary

2.7	Whenever the Principal Rent shall have been ascertained in accordance with this schedule memoranda to this effect shall be signed by or on behalf of the parties and annexed to this Lease and its counterpart and the parties shall bear their own costs in this respect

3.	Payment of Principal Rent

3.1	If the Principal Rent shall be ascertained on or before the Review Date and the Review Date is not a quarter day the Tenant shall on the Review Date pay to the Landlord the amount by which one quarter’s Principal Rent at the rate payable on the immediately preceding quarter day is less than one quarter’s Principal Rent at the rate of the revised rent apportioned on a daily basis for that part of the quarter during which such revised rent is payable

3.2	If the Principal Rent payable during any Review Period has not been ascertained by the Review Date then immediately after the date on which the same has been agreed between the parties or the date on which the Surveyor’s determination shall be received by one party the Tenant shall pay to the Landlord:
(a)	any shortfall between the Principal Rent which would have been payable on the Review Date and on any subsequent quarter days had the Principal Rent been ascertained on or before the Review Date and the payments made by the Tenant on account and

(b)	interest at two per cent. less than the Interest Rate prevailing on the date upon which the shortfall is paid in respect of each instalment of Principal Rent due on or after the Review Date on the amount by which the instalment of Principal Rent which would have been paid on the relevant Review Date or such quarter day exceeds the amount paid on account and such interest shall be payable for the period beginning on the date upon which the instalment was due and ending on the date of payment of the shortfall
3.3	If the Principal Rent payable during the Review Period has not been ascertained by the Review Date the Principal Rent shall continue to be payable at the rate previously payable on account of the Principal Rent for the Review Period

4.	Arrangements when Increasing Principal Rent Prevented

4.1	If at the Review Date there shall be in force a statute which shall prevent restrict or modify the Landlord’s right to review the Principal Rent in accordance with this Lease and (or) to recover any increase in the Principal Rent the Landlord shall once such restriction or modification is removed relaxed or modified be entitled (but without prejudice to its rights (if any) to recover any Principal Rent the payment of which has only been deferred by law) on giving not less than one month’s nor more than three months’ notice in writing to the Tenant to invoke the provisions of paragraph 4.2

4.2	Upon the service of a notice pursuant to paragraph 4.1 the Landlord shall be entitled:
(a)	to proceed with any review of the Principal Rent which may have been prevented or further to review the Principal Rent in respect of any review where the Landlord’s right was restricted or modified and the date of expiry of such notice shall be deemed for the purposes of this Lease to be a Review Date

(b)	to recover any increase in Principal Rent with effect from the earliest date permitted by law

SCHEDULE 3
Covenants by the Surety
1.	Covenant and Indemnity by Surety

1.1	In consideration of the Landlord entering into this Lease the Surety covenants with the Landlord that:
(a)	the Tenant (here meaning Tollgrade UK Limited only) failing whom the Surety will until this Lease is assigned by the Tenant or if such Assignment is an excluded Assignment within the meaning of section 11(1) of the Landlord and Tenant (Covenants) Act 1995 until the next subsequent Assignment which is not an excluded Assignment duly perform and observe all the covenants on the part of the Tenant contained in this Lease (including without limitation the payment of the Rents and all other sums payable under this Lease) in the manner and at the times specified in this Lease and

(b)	it will indemnify and keep indemnified the Landlord against all claims demands losses damages liability costs fees and expenses whatsoever reasonably and properly incurred sustained by the Landlord by reason of or arising in any way directly or indirectly out of any default by the Tenant in the performance and observance of any of its obligations hereunder or the payment of any Rents or other sums payable hereunder or arising as a result of the Lease being disclaimed by a liquidator or trustee in bankruptcy or similar officer appointed to or in respect of the Tenant and having such power (each a “Relevant Disclaimer")

(c)	For the purposes of paragraph 1.1 above the Term will be deemed to continue for the duration specified in this Lease notwithstanding that a Relevant Disclaimer occurs
2.	Nature of Surety’s Obligations

2.1	The obligations of the Surety hereunder are primary obligations

2.2	The Surety is jointly and severally liable with the Tenant for the fulfilment of all the obligations of the Tenant under this Lease

2.3	Notwithstanding any legal limitation disability or incapacity on or of the Tenant or any other fact or circumstance whether known to the Landlord or not the Landlord may proceed against and recover from the Surety as if the Surety was named as the Tenant in this Lease

2.4	The Landlord shall not be obliged to make any demand on the Tenant before enforcing its rights against the Surety hereunder

3.	Waiver by Surety

3.1	The obligations of the Surety hereunder are to constitute a continuing security in addition to and without prejudice to any other rights which the Landlord may have and the Surety hereby waives any right to require the Landlord to proceed against the Tenant or to pursue any other remedy whatsoever which may be available to the Landlord before proceeding against the Surety

4.	Postponement of Claims by Surety against Tenant

4.1	Unless otherwise instructed by the Landlord the Surety will not claim or accept any payment or property in any liquidation bankruptcy composition or arrangement of the Tenant in competition with the Landlord nor seek to recover (whether directly or by way of set-off lien counterclaim or otherwise) any money or other property nor exercise any other right or remedy whatsoever in respect of any sum which may be or become due to the Surety from the Tenant nor exercise any rights of subrogation or indemnity against the Tenant until in each such case all the Surety’s obligations hereunder have been performed and discharged in full

4.2	The Surety will forthwith pay to the Landlord an amount equal to any set-off in fact exercised by it and will promptly pay or transfer to the Landlord any payment or distribution or benefit in fact received by it notwithstanding the terms of paragraph 4.1 above

4.3	The Surety agrees that it will exercise any rights of subrogation against the Tenant and any rights to prove in a liquidation of the Tenant which it may have in accordance with the reasonable directions of the Landlord

5.	Postponement of Participation by Surety in Security

The Surety confirms it has not taken and undertakes it will not take from the Tenant any security in connection with its obligations hereunder and declares that any security so taken shall be held on trust for the Landlord and further the Surety agrees that it shall not be entitled to participate in any security held by the Landlord in respect of the Tenant’s obligations to the Landlord under this Lease nor to stand in the place of the Landlord in respect of any such security until all the obligations of the Tenant or the Surety to the Landlord under this Lease have been performed or discharged in full

6.	No Release of Surety

None of the following nor any combination thereof shall release determine discharge or in any way lessen or affect the liability of the Surety hereunder or otherwise prejudice or affect the right of the Landlord to recover from the Surety to the full extent of its obligations hereunder:

6.1	any neglect delay or forbearance of the Landlord in endeavouring to obtain payment of the Rents or other amounts payable under this Lease by the Tenant or in enforcing the performance or observance of any of the obligations of the Tenant under this Lease

6.2	any refusal by the Landlord acting reasonably to accept Rents tendered by or on behalf of the Tenant

6.3	any extension of time given by the Landlord to the Tenant

6.4	any variation of the terms of this Lease agreed between the parties (including any reviews of the Principal Rent) or the surrender of any part thereof or the transfer of the Landlord’s reversion providing such variation is not prejudicial to the Surety

6.5	the release of any person for the time being jointly or severally liable for the Tenant’s obligations or liable as surety for the Tenant’s obligations other than a variation of the terms of the Lease agreed between the parties

6.6	any change in the constitution structure or powers of any of the Tenant the Surety or the Landlord or the liquidation administration or bankruptcy (as the case may be) of any of the Tenant the Surety or the Landlord

6.7	any legal limitation or any immunity disability or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord or the Tenant may be outside or in excess of the powers of the Tenant or the Surety

6.8	the taking variation compromise renewal release or refusal or neglect to perfect or enforce any rights remedies or securities against the Tenant or any other person

6.9	any Relevant Disclaimer

6.10	any other act omission matter or thing whatsoever whereby but for this provision the Surety would be exonerated or released either wholly or in part (other than a release by deed given by the Landlord)

7.	Disclaimer or Forfeiture of Lease

7.1	The Surety undertakes to the Landlord that:
(a)	if a liquidator or trustee in bankruptcy or similar officer having such power shall disclaim or surrender this Lease or

(b)	if the Tenant shall cease to have legal existence
THEN the Surety shall if the Landlord by notice in writing given to the Surety within two months after such disclaimer or other event occurs so requires accept from and execute and deliver to the Landlord a counterpart of a new lease of the Premises for a term commencing on the date of the disclaimer or other event and continuing for the residue then remaining unexpired of the Term (as specified in this Lease) such new lease to be at the cost of the Surety and to be at the same rents and subject to the same covenants conditions and provisions as are contained in this Lease

7.2	If this Lease is disclaimed and for any reason the Landlord does not require the Surety to accept a new lease of the Premises in accordance with this schedule the Landlord shall be entitled to require that the Surety pays to the Landlord on demand an amount equal to the Rents for the period commencing with the date of such disclaimer and ending on whichever is the earlier of:
(a)	the date six months after such disclaimer and

(b)	the date (if any) upon which the Premises are relet
8.	Cumulative Powers and Avoidance of Payments

8.1	The powers conferred on the Landlord hereunder are cumulative without prejudice to its powers under the general law and may be exercised as often as the Landlord thinks appropriate The Landlord may in connection with the exercise of its powers join or concur with any person in any transaction scheme or arrangement whatsoever

8.2	Any settlement or discharge between the Landlord and the Tenant and/or the Surety shall be conditional upon no security or payment to the Landlord by the Tenant or the Surety or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy insolvency or liquidation for the time being in force and accordingly (but without limiting the Landlord’s other rights hereunder) the Landlord shall be entitled to recover from the Surety the value which the landlord has placed upon such security or the amount of any such payment as if such settlement or discharge had not occurred

9.	Representations

9.1	The Surety warrants and represents that it has full power to enter into the obligations and covenants hereunder and has taken all necessary corporate or other action required to authorise its execution of this Lease and that the provisions of this Lease constitute the legal valid and binding obligations of the Surety

10.	Benefit of Guarantee

10.1	The covenants undertakings and agreements of the Surety hereunder shall enure for the benefit of the successors and assigns of the Landlord to this Lease without the necessity for any assignment thereof to such successors and assigns

10.2	Without prejudice to paragraph 10.1 above the Landlord may assign the benefit of the provisions of this Lease and the covenants undertakings and agreements of the Surety hereunder to any third party and the Surety shall join in such documents as may be necessary to effect such assignment

11.	Interest on Late Payment

The Surety will pay Interest on any late payments by it to the Landlord hereunder

12.	Costs and Expenses

The Surety will indemnify the Landlord against all the Landlord’s reasonable and proper legal and other costs losses charges and expenses (on a full indemnity basis) arising in connection with any modification amendment release and/or enforcement or attempted enforcement of or preservation of the Landlord’s rights under this Lease

13.	Set-off

All payments to be made by the Surety hereunder will be made in full without any deduction for any set-off or counterclaim the Surety may have against the Landlord

14.	Waiver

No delay or omission by the Landlord in exercising any right power or privilege hereunder shall impair such right power or privilege or be construed as a waiver of such right power or privilege

15.	Invalidity

If at any time any one or more provisions of this schedule is or becomes invalid illegal or unenforceable in any respect under any law the validity legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby

SCHEDULE 4
Service Charge
Part 1 — Payment of the Service Charge
1.	Payment of the Service Charge

1.1	The Tenant shall pay for the period from the date of commencement of the Term to the Calculation Date next following the date of this Lease a quarter of the Initial Provisional Service Charge the first payment being a proportionate sum in respect of the period from and including the date of commencement of the Term to and including the day before the next quarter day after the date of this Lease to be paid on the date of this Lease subsequent payments to be made in advance on the relevant quarter days in respect of the relevant quarters

1.2	The Tenant shall pay by four equal quarterly payments in advance on the usual quarter days for the next and each subsequent Financial Year a provisional sum calculated upon a reasonable and proper estimate by the Landlord supplied in writing to the Tenant of what the Annual Expenditure is likely to be for that Financial Year. The Landlord will notify the Tenant before any new Financial Year for the estimated Service Charge for the forthcoming financial year in every year

1.3	The Landlord shall as soon as reasonably practicable after each Calculation Date prepare an account certified by the Accountant showing:
(a)	the Gross Annual Expenditure and the Annual Expenditure for the Financial Year ending on the Calculation Date and containing a full and complete list of the expenditure referred to in it and upon such account being certified by the Accountant it shall be conclusive evidence for the purposes of this Lease of all matters of fact referred to in the account except in the case of manifest error

(b)	the Service Charge for the Financial Year

(c)	the amount of any items in the Gross Annual Expenditure which have been paid from any reserve fund or received from any insurer tenant or other person not being a tenant or occupier of the Building

(d)	the total standing to the credit of any reserve fund
1.4	For a period two months after delivery of the information referred to in paragraph 1.3 above, the Landlord will make available any receipts or invoices evidencing expenditure of the Gross Annual Expenditure for inspection by the Tenant at the offices of the Landlord during normal business hours by appointment

1.5	If the Service Charge for any Financial Year shall:
(a)	exceed the provisional sum for that Financial Year the excess shall be due to the Landlord on demand or

(b)	be less than such provisional sum the overpayment shall be credited to the Tenant against the next quarterly payment of the Service Charge
1.6	(a) Notwithstanding any other provisions herein contained the Initial Provisional Service Charge payable by the Tenant shall not exceed £6.00 per square foot (the “Service Charge Cap") and thereafter the Service Charge shall not exceed the Service Charge Cap as increased pursuant to paragraph 1.5(b) below
(b)	In each subsequent Financial Year the Service Charge Cap shall increase (if appropriate)on the previous year figure by the same proportion as the increase (if any) over the same period in the Consumer Price Index All Items published by the Office of National Statistics and the amount of the Service Charge payable by the Tenant with regard to each subsequent Financial Year shall not in each case exceed the Service Charge Cap (as varied) in accordance with the provisions of this paragraph

(c)	If it becomes impossible after the date of this Lease to calculate the increase in the Service Charge Cap because of any change in the methods used to compile the Index referred to in paragraph 1.5(b) above or any other reason the determination of the increase in the Service Charge Cap shall be determined (in the absence of agreement between the parties) by an arbitrator to be appointed either by agreement between the parties or in the absence of agreement by the President for the time being of the RICS on the application of either party
2.	Variations

2.1	Notwithstanding anything in any other provision herein contained the Landlord may withhold omit add to extend vary or make any alteration in the rendering of the Services or any of them from time to time if the Landlord acting reasonably in its discretion deems in the interests of good estate management to do so

2.2	The Landlord shall not be entitled to include in the calculation of Gross Annual Expenditure any items of expense or cost incurred which result in a duplication of the same expense or cost

3.	Exclusion of Landlord’s Liability

Notwithstanding anything in any other provision herein contained the Landlord shall not be liable to the Tenant nor shall the Tenant have any claim against the Landlord in respect of:

3.1	any failure or interruption in any of the Services by reason of the inspection repair maintenance or replacement thereof or of any plant machinery equipment installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk (whether or not an Insured Risk) or by reason of electrical mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials supplies or labour or whole or partial failure or stoppage of any mains supply or any other circumstances beyond the reasonable control of the Landlord or

3.2	any negligent act omission or unauthorised act of any person undertaking the Services or any of them
Part 2 — The Services
1.	Maintaining Structure and Retained Parts

Maintaining repairing amending altering rebuilding renewing and reinstating and where appropriate cleaning washing down painting and decorating the Structure and all other parts of the Building (but excluding any items or parts of any items the maintenance of which is the exclusive responsibility of the Tenant or any other tenants in the Building) and the carpeting furnishing any equipping of the parts of the Building not comprised in the Lettable Areas

2.	Lifts and Escalators

Providing a lift and escalator service by the operation of the lifts and escalators now installed in the Building (other than any lift or escalator demised to other tenants of the

Building) or by such substituted lift or escalator as the Landlord acting reasonably may from time to time decide to install

3.	Hot and Cold Water

Maintaining an adequate supply of hot and cold water to all toilet accommodation in the Building and maintaining a regular and sufficient supply of necessary washing and toilet requisites in the toilet accommodation in the Retained Parts

4.	Heating and Air-conditioning

Supplying central heating and (or) air-conditioning to the Building when required

5.	Maintaining Plant

Inspecting servicing maintaining repairing amending overhauling replacing and insuring (save insofar as insured under other provisions of this Lease) all Plant but excluding any items or parts of any items of such Plant whose maintenance is the exclusive responsibility of the Tenant or any other tenants in the Building

6.	Maintaining Conduits

Maintaining repairing cleansing emptying draining amending and renewing all Conduits in on under or over the Building but excluding any Conduits or parts of them the maintenance of which is the exclusive responsibility of the Tenant or any other tenant in the Building

7.	Maintaining Fire Fighting Equipment

Maintaining and renewing all fire fighting equipment and ancillary apparatus in the Retained Parts and the fire alarm system the sprinkler system and the fire detection system throughout the Building

8.	Cleaning the Retained Parts

Cleaning treating polishing heating and lighting the Retained Parts to such standard as the Landlord may from time to time consider adequate including the provision of facilities for the control or eradication of pests

9.	Gardens and Floral Decorations

Providing maintaining replacing removing and changing plants shrubs trees gardens or grass areas and floral decorations in the Retained Parts and keeping the same planted free from weeds and properly tended and the grass cut

10.	Fixtures Fittings etc

Supplying providing purchasing maintaining renewing replacing repairing servicing overhauling and keeping in good and serviceable order and condition all notices sign boards appurtenances fixtures fittings bins receptacles tools appliances materials equipment and other things which the Landlord may deem desirable or necessary for the maintenance appearance up-keep or cleanliness of the Building or any part of it and/or for the well being of the Tenants from time to time

11.	Windows

Cleaning as frequently as the Landlord shall in its absolute discretion consider adequate the external and internal surfaces of all glazing windows and window-frames in the

Building including (if required by the Landlord) those that form part of the Premises and other premises let to individual tenants

12.	Refuse

Collecting and disposing of refuse from the Building and the provision repair maintenance and renewal of plant and equipment for the collection treatment packaging or disposal of refuse

13.	Security

The provision and maintenance of security services for the Building (but not the Premises separately) and a vehicular entry control system to the Building (including at all appropriate times security guards traffic control barriers and electronic surveillance systems as the Landlord shall deem necessary)

14.	Reception

The provision of reception facilities in the main entrance lobby of the Building and the repair maintenance and renewal as necessary of:

14.1	the reception desk or desks

14.2	the tenant’s directory board which shall be provided and installed by the Landlord in a suitably prominent location and which shall display the names of the occupiers of the Building and

14.3	furniture in the main entrance lobby

14.4	the provision of lighting to the Common Parts where required

15.	Other Services

Any other services relating to the Building or any part of it provided by the Landlord having regard to the principles of good estate management and from time to time during the Term and not expressly mentioned taking into account the submissions of the Tenant and tenants of the Lettable Areas
Part 3 — The Ancillary Items
1.	Fees

1.1	The proper and reasonable fees and disbursements of:
(a)	the Surveyor the Accountant and any other individual firm or company employed or retained by the Landlord for (or in connection with) such surveying or accounting functions or the management of the Building

(b)	the managing agents (whether or not the Surveyor) for or in connection with:
(i)	the management of the Building

(ii)	the collection of the rents and all other sums due to the Landlord from the tenants of the Building

(iii)	the performance of the Services and any other duties in and about the Building or any part of it relating to (without limitation) the general management administration security maintenance protection and cleanliness of the Building

(c)	any individual firm or company valuing the Building for the purposes of assessing the full cost of rebuilding and reinstatement

(d)	any individual firm or company providing caretaking or security arrangements and services to the Building

(e)	any other individual firm or company employed or retained by the Landlord to perform (or in connection with) any of the Services or any of the functions or duties referred to in this paragraph
1.2	The management charge of the Landlord or a Group Company of the Landlord for any of the Services or the other functions and duties referred to in paragraph 20.1 above that shall be undertaken by the Landlord or such Group Company and not by a third party which shall not be higher than ten per cent. of the total cost of the provision of the Services in any Financial Year

2.	Staff

The cost of employing (whether by the Landlord a Group Company of the Landlord the managing agents or any individual firm or company) such staff as is necessary for the performance of the Services and the other functions and duties referred to in this schedule and all other incidental expenditure in relation to such employment including but without prejudice to the generality of the above:

2.1	insurance pension and welfare contributions

2.2	transport facilities and benefits in kind

2.3	the provision of uniforms and working clothing

2.4	the provision of vehicles or appliances cleaning and other materials fixtures fittings and other equipment for the proper performance of their duties and storage for housing the same and

2.5	a notional rent (not exceeding the current market rent such rent to be determined by the Landlord acting reasonably) for any premises in the Building provided rent free for every such person’s use occupancy or residence or for the purpose of a building management suite or for the purpose of storage referred to in paragraph 2.4 above

3.	Contracts for Services and Maintenance

The cost of any maintenance contracts or contracts for the carrying out of all or any of the Services

4.	Outgoings

All rates taxes assessments duties charges impositions and outgoings which are now or during the Term shall be charged assessed or imposed on:

4.1	the whole of the Retained Parts or any part of them including (but without limitation) residential accommodation for staff employed in connection with the Building and for the avoidance of doubt any items charged assessed imposed or payable in connection with the whole or any part or parts of the Building excluding the Lettable Areas by any third parties including but without limitation any estate management fees and/or any other amounts of the like payable to any third parties

5.	Electricity Gas etc

The cost incurred by the Landlord for the supply of electricity gas oil or other fuel for the provision of the Services and for all purposes in connection with the Retained Parts excluding items for which the Tenant or any other tenants within the Building is or are liable to pay for

6.	Road Charges etc

The amount which the Landlord shall be called upon to pay as a contribution towards the expense of making repairing maintaining rebuilding and cleansing any ways roads pavements or structures Conduits or anything which may belong to or be used for the Building or any part of it exclusively or in common with other neighbouring or adjoining premises

7.	Regulations

The costs charges and expenses of preparing and supplying to the tenants copies of any regulations made by the Landlord relating to the Building or the use of it

8.	Statutory Requirements etc

The cost of taking all steps for complying with making representations against or otherwise contesting the incidence of the provisions of any statute by-law or notice concerning town planning public health asbestos highways streets drainage or other matters relating to or alleged to relate to the Building excluding the Lettable Areas and for the avoidance of doubt this includes the cost of any alterations to the Building made in order to comply with a duty under the Disability Discrimination Act 1995

9.	Nuisance

The cost to the Landlord of abating a nuisance in connection with the Building or any part of it insofar as the same is not the liability of any individual tenant

10.	Interest

Any interest and fees in respect of money borrowed to finance the provision of the Services or the Ancillary Items

SCHEDULE 5
Particulars of Matters to which the Premises are Subject
The matters contained or referred to in the registers of Title Number BK289836 other than charges of a financial nature.

SCHEDULE 6
Authorised Guarantee Agreement
THIS AUTHORISED GUARANTEE AGREEMENT is made on                    200•
BETWEEN
(1)	[(No. •) whose registered office is at] [of]	(the “Assigning Tenant”)
(2)	[(No. •) whose registered office is at] [of]	(the “Landlord”)
NOW THIS DEED WITNESSES AS FOLLOWS:
1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this agreement the following words and expressions have the following meanings:

“Assignment” means the Assignment by the Assigning Tenant to the Assignee of the Lease

“Landlord” means [ ] and includes the party in whom the reversion immediately expectant on the determination of the Term (as that expression is defined in the Lease) is for the time being vested

“Lease” means [ ] and includes all or any deeds and documents made pursuant to or supplemental to that lease whether or not expressed to be so

“Assignee” means [ ]

“Authorised Guarantee Period” means the period from and including the date of the Assignment until the date (if any) when the Lease is assigned by the Assignee to a third party or (if such Assignment is an excluded Assignment within the meaning of section 11(1) of the Landlord and Tenant (Covenants) Act 1995) until the next Assignment of the Lease which is not an excluded Assignment

1.2	Interpretation
(a)	Expressions used but not defined in this agreement have the meanings given to them in the Lease

(b)	At any time when the Assigning Tenant or the Landlord comprises two or more parties such expressions shall include all or either of any such parties and obligations expressed or implied to be made by or with any of them shall be deemed to be made by or with such parties jointly and severally
2.	RECITALS

2.1	The reversion immediately expectant on the determination of the Term is vested in the Landlord

2.2	The Term is vested in the Assigning Tenant who wishes to enter into the Assignment

2.3	The Landlord is willing to consent to the Assignment on condition that the Assigning Tenant enters into this agreement as required by the Lease

3.	COVENANT AND INDEMNITY BY ASSIGNING TENANT

3.1	In consideration of the Landlord consenting to the Assignment the Assigning Tenant covenants with the Landlord that:
(a)	the Assignee (failing whom the Assigning Tenant) will at all times during the Authorised Guarantee Period duly perform and observe all the covenants on the part of the Tenant contained in the Lease (including without limitation the payment of the Rents and all other sums payable under the Lease) in the manner and at the times specified in the Lease and

(b)	it will indemnify and keep indemnified the Landlord against all claims demands losses damages liability costs fees and expenses whatsoever reasonably and properly incurred or sustained by the Landlord by reason of or arising in any way directly or indirectly out of any default by the Assignee in the performance and observance of any of its obligations under the Lease or the payment of any Rents or other sums payable under the Lease or arising as a result of the Lease being disclaimed by a liquidator or trustee in bankruptcy or similar officer appointed to or in respect of the Assignee and having such power (each a “Relevant Disclaimer”)
3.2	For the purposes of clause 3.1 above the Authorised Guarantee Period will be deemed to continue for the period specified in clause 1.1(e) above notwithstanding that a Relevant Disclaimer occurs

4.	NATURE OF ASSIGNING TENANT’S OBLIGATIONS

4.1	The obligations of the Assigning Tenant hereunder are primary obligations

4.2	The Assigning Tenant is jointly and severally liable with the Assignee for the fulfilment of all the obligations of the Assignee as Tenant under the Lease

4.3	Notwithstanding any legal limitation disability or incapacity on or of the Assignee or any other fact or circumstance whether known to the Landlord or not the Landlord may proceed against and recover from the Assigning Tenant as if the Assigning Tenant was named as the Tenant in the Lease

4.4	The Landlord shall not be obliged to make any demand on the Assignee before enforcing its rights against the Assigning Tenant hereunder

5.	WAIVER BY ASSIGNING TENANT

5.1	The obligations of the Assigning Tenant hereunder are to constitute a continuing security in addition to and without prejudice to any other rights which the Landlord may have and the Assigning Tenant hereby waives any right to require the Landlord to proceed against the Assignee or to pursue any other remedy whatsoever which may be available to the Landlord before proceeding against the Assigning Tenant

6.	POSTPONEMENT OF CLAIMS BY ASSIGNING TENANT AGAINST ASSIGNEE

6.1	Unless otherwise instructed by the Landlord the Assigning Tenant will not claim or accept any payment or property in any liquidation bankruptcy composition or arrangement of the Assignee in competition with the Landlord nor seek to recover (whether directly or by way of set-off lien counterclaim or otherwise) any money or other property nor exercise any other right or remedy whatsoever in respect of any sum which may be or become due to the Assigning Tenant from the Assignee nor exercise any rights of subrogation or indemnity against the Assignee until in each such case all the Assigning Tenant’s obligations hereunder have been performed and discharged in full

6.2	The Assigning Tenant will forthwith pay to the Landlord an amount equal to any set-off in fact exercised by it and will promptly pay or transfer to the Landlord any payment or distribution or benefit in fact received by it notwithstanding the terms of clause 6.1 above

6.3	The Assigning Tenant agrees that it will exercise any rights of subrogation against the Assignee and any rights to prove in a liquidation of the Assignee which it may have in accordance with the reasonable directions of the Landlord

7.	POSTPONEMENT OF PARTICIPATION BY ASSIGNING TENANT IN SECURITY

The Assigning Tenant confirms it has not taken and undertakes it will not take from the Assignee any security in connection with its obligations hereunder and declares that any security so taken shall be held on trust for the Landlord and further the Assigning Tenant agrees that it shall not be entitled to participate in any security held by the Landlord in respect of the Assignee’s obligations to the Landlord under the Lease nor to stand in the place of the Landlord in respect of any such security until all the obligations of the Assignee or the Assigning Tenant to the Landlord under or in relation to the Lease have been performed or discharged in full

8.	NO RELEASE OF ASSIGNING TENANT

None of the following nor any combination thereof shall release determine discharge or in any way lessen or affect the liability of the Assigning Tenant hereunder or otherwise prejudice or affect the right of the Landlord to recover from the Assigning Tenant to the full extent of its obligations hereunder:

8.1	any neglect delay or forbearance of the Landlord in endeavouring to obtain payment of the Rents or other amounts payable under the Lease by the Assignee or in enforcing the performance or observance of any of the obligations of the Assignee as Tenant under the Lease

8.2	any refusal by the Landlord acting reasonably to accept Rents tendered by or on behalf of the Assignee

8.3	any extension of time given by the Landlord to the Assignee

8.4	the transfer of the Landlord’s reversion or (subject to section 18 of the Landlord and Tenant (Covenants) Act 1995) any variation of the terms of the Lease (including any reviews of the Principal Rent) or the surrender of any part thereof

8.5	the release of any person for the time being jointly or severally liable for the Assignee’s obligations or liable as surety for the Assignee’s obligations

8.6	any change in the constitution structure or powers of any of the Assignee the Assigning Tenant or the Landlord or the liquidation administration or bankruptcy (as the case may be) of any of the Assignee the Assigning Tenant or the Landlord

8.7	any legal limitation or any immunity disability or incapacity of the Assignee (whether or not known to the Landlord) or the fact that any dealings with the Landlord or the Assignee may be outside or in excess of the powers of the Assignee or the Assigning Tenant

8.8	the taking variation compromise renewal release or refusal or neglect to perfect or enforce any rights remedies or securities against the Assignee or any other person

8.9	any Relevant Disclaimer

8.10	any other act omission matter or thing whatsoever whereby but for this provision the Assigning Tenant would be exonerated or released either wholly or in part (other than a release by Deed given by the Landlord)

Provided that in the event that the Tenant produces to the Landlord annual accounts for the three consecutive years immediately preceding the presentation of such accounts showing the net profits of the Tenant in each year as the same or more than a sum equivalent to three times the annual passing rent under the Lease at that time the Landlord will release the Tenant and the Surety from the covenants herein contained

9.	DISCLAIMER OR FORFEITURE OF LEASE

9.1	The Assigning Tenant undertakes to the Landlord that:
(a)	if a liquidator or trustee in bankruptcy or similar officer having such power shall disclaim or surrender the Lease or

(b)	if the Lease shall be forfeited or

(c)	if the Assignee shall cease to have legal existence
THEN the Assigning Tenant shall if the Landlord by notice in writing given to the Assigning Tenant within two months after such disclaimer or other event occurs so requires accept from and execute and deliver to the Landlord a counterpart of a new lease of the Premises for a term commencing on the date of the disclaimer or other event and continuing for the residue then remaining unexpired of the Term (as specified in the Lease) such new lease to be at the cost of the Assigning Tenant and to be at the same rents and subject to the same covenants conditions and provisions as are contained in the Lease

9.2	If the Lease is disclaimed and for any reason the Landlord does not require the Assigning Tenant to accept a new lease of the Premises in accordance with this clause 9 the Landlord shall be entitled to require that the Assigning Tenant pays to the Landlord on demand an amount equal to the Rents for the period commencing with the date of such disclaimer and ending on whichever is the earlier of:
(a)	the date six months after such disclaimer and

(b)	the date (if any) upon which the Premises are relet
10.	CUMULATIVE POWERS AND AVOIDANCE OF PAYMENTS

10.1	The powers conferred on the Landlord hereunder are cumulative without prejudice to its powers under the general law and may be exercised as often as the Landlord thinks appropriate The Landlord may in connection with the exercise of its powers join or concur with any person in any transaction scheme or arrangement whatsoever

10.2	Any settlement or discharge between the Landlord and the Assignee and/or the Assigning Tenant shall be conditional upon no security or payment to the Landlord by the Assignee or the Assigning Tenant or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy insolvency or liquidation for the time being in force and accordingly (but without limiting the Landlord’s other rights hereunder) the Landlord shall be entitled to recover from the Assigning Tenant the value which the landlord has placed upon such security or the amount of any such payment as if such settlement or discharge had not occurred

11.	REPRESENTATIONS

The Assigning Tenant warrants and represents that it has full power to enter into the obligations and covenants hereunder and has taken all necessary corporate or other action required to authorise its execution of this agreement and that the provisions of this agreement constitute the legal valid and binding obligations of the Assigning Tenant

12.	BENEFIT OF GUARANTEE

12.1	The covenants undertakings and agreements of the Assigning Tenant hereunder shall enure for the benefit of the successors and assigns of the Landlord to the Lease without the necessity for any Assignment thereof to such successors and assigns

12.2	Without prejudice to clause 12.1 above the Landlord may assign the benefit of the provisions of the Lease and the covenants undertakings and agreements of the Assigning Tenant hereunder to any third party and the Assigning Tenant shall join in such documents as may be necessary to effect such Assignment

13.	INTEREST ON LATE PAYMENT

The Assigning Tenant will pay Interest on any late payment by it to the Landlord hereunder

14.	COSTS AND EXPENSES

The Assigning Tenant will indemnify the Landlord against all the Landlord’s reasonable and proper legal and other costs losses charges and expenses (on a full indemnity basis) arising in connection with any modification amendment release and/or enforcement or attempted enforcement of or preservation of the Landlord’s rights under this agreement

15.	SET-OFF

All payments to be made by the Assigning Tenant hereunder will be made in full without any deduction for any set-off or counterclaim the Assigning Tenant may have against the Landlord

16.	WAIVER

No delay or omission by the Landlord in exercising any right power or privilege hereunder shall impair such right power or privilege or be construed as a waiver of such right power or privilege

17.	INVALIDITY

If at any time any one or more provisions of this agreement is or becomes invalid illegal or unenforceable in any respect under any law the validity legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby
IN WITNESS whereof this agreement has been executed as a deed on the date first above written

EXECUTED as a DEED by BEDELL CORPORATE TRUSTEES LIMITED a company incorporated in Jersey in its capacity as trustee of the Park One Unit Trust acting by two directors or a director and secretary who in accordance with the laws of that territory are acting under the authority of the company
) ) ) ) ) )

Director	/s/ MPaul

Director/Secretary	/s/Paul Butent

EXECUTED as a DEED by ATRIUM TRUSTEES LIMITED a company incorporated in Jersey in its capacity as trustee of the Park One Unit Trust acting by two directors or a director and secretary who in accordance with the laws of that territory are acting under the authority of the company
) ) ) ) ) )

Director	/s/Paul Butent

Director/Secretary	/s/MPaul

Signed as a deed (but not delivered until the date hereof) by TOLLGRADE COMMUNICATIONS UK LIMITED acting by a director and its secretary:	) ) )
/s/ Sara M. Antol
Director
/s/ Jennifer M. Reinke
Secretary

Signed as a deed (but not delivered until the date hereof) by TOLLGRADE COMMUNICATIONS INC acting by an authorised officer	) ) )
/s/ Sara M. Antol, Secretary
[President][Treasurer][Secretary][Assistant Secretary]

Licence for Alterations
Bedell Corporate Trustees Limited and Atrium Trustees Limited (as Trustees of the Park One Unit Trust)
and
Tollgrade UK Limited
and
Tollgrade Communications Inc
Attachments: Specification
to premises known as part of the ground floor at Richmond House, Bracknell
     18 October, 2007

PARTICULARS

DATE	:	18 October 2007

LANDLORD	:	BEDELL CORPORATE TRUSTEES LIMITED (a company incorporated in Jersey with registered number 71860) and ATRIUM TRUSTEES LIMITED (a company incorporated in Jersey with registered number 71861) both having their registered offices at 26 New Street St Helier Jersey Channel Islands JE2 3RA and both as joint Trustees of the Park One Unit Trust

TENANT	:	TOLLGRADE COMMUNICATIONS (UK) LIMITED (No. 6227812) whose registered office is at The Weston Centre Weston Road Bracknell Berkshire RG12 1RW

SURETY	:	TOLLGRADE COMMUNICATIONS INC (A Pennsylvania Corporation) whose registered office is at 493 Nixon Road Cheswick PA 15024

LEASE	:	a lease of the Premises made on 2007 between (1) the Landlord and (2) the Tenant

PREMISES	:	part of the ground floor of land and buildings now known as Richmond House, Bracknell (formerly known as “Regent’s House”) and being more particularly described in the Lease

WORKS	:	the works and alterations to be carried out by the Tenant at and to the Premises and the Building as shown on the specification annexed hereto

THIS LICENCE is made on the date and between the parties specified in the Particulars
NOW THIS DEED WITNESSES AS FOLLOWS:
1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this licence the following words and expressions have the following meanings:

“ACOP” means the Approved Code of Practice as published by the Health and Safety Executive in relation to the CDM Regulations

“Building” means the land and building now known as Richmond House Bracknell (formerly known as “Regents House”) shown marked “Regents House” and edged blue within the area edged red on the Site Plan as the same is registered at the Land Registry under Title Number BK289836

“CAW Regulations” means the Control of Asbestos at Work Regulations 2006

“CDM Regulations” means the Construction (Design and Management) Regulations 2007

“Landlord” means the party described as the Landlord in the Particulars and includes the party in whom the reversion immediately expectant on the determination of the Term is for the time being vested

“Lease” means the lease of the Premises described in the Particulars and includes all or any deeds and documents made pursuant to or supplemental to that Lease whether or not expressed to be so

“Particulars” means the immediately preceding section of this licence headed “Particulars”

“Planning Acts” means the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning and Compensation Act 1991 the Planning and Compulsory Purchase Act 2004 and any other legislation relating to town and country planning in force from time to time

“Surety” means the party described as the Surety in the Particulars and where the party is an individual it includes his personal representatives

“Tenant” means the party described as the Tenant in the Particulars and includes its successors in title and assigns

“Term” means the term of years granted by the Lease and includes any continuation or extension of the Term and any holding over whether by statute at common law or otherwise

“Unit Trust” means the Park One Unit Trust

1.2	Interpretation
(a)	The Particulars form part of this licence

(b)	The definitions contained in the Particulars have the meanings appearing alongside them for the purposes of this licence

1

(c)	The expression “tenant covenants” has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995

(d)	At any time when the Landlord the Tenant or the Surety comprises two or more parties such expressions shall include all or either of any such parties and obligations expressed or implied to be made by or with any of them shall be deemed to be made by or with such parties jointly and severally

(e)	Any covenant in this licence by the Tenant not to do any act or thing shall be deemed to include an obligation not to suffer such act or thing to be done and to use its best endeavours to prevent such act or thing being done by another person

(f)	Clause and paragraph headings in and the front cover of this licence are for reference purposes only and shall not be taken into account in the construction or interpretation of this licence

(g)	References in this licence to any clause or paragraph without further designation shall be construed as a reference to the clause or paragraph of this licence so numbered

(h)	Any reference to a specific statute or statutory provision includes reference to any statutory modification extension or re-enactment of such statute or statutory provision and to any regulations orders bye-laws or other subordinate legislation made under such statute or statutory provision from time to time

(i)	Words importing one gender include any other gender words importing the singular import the plural and vice versa and any reference to a person includes a reference to a company authority board department or other body
2.	SUPPLEMENTAL NATURE

This licence is supplemental to the Lease

3.	LICENCE TO MAKE ALTERATIONS

In consideration of the covenants on the part of the Tenant and the Surety contained in this licence the Landlord at the request of the Surety hereby grants licence to the Tenant to carry out the Works in accordance with the provisions of this licence

4.	TENANT’S COVENANTS

The Tenant covenants with the Landlord:

4.1	before commencement of the Works:
(a)	at the expense of the Tenant to obtain all necessary permissions consents and approvals for the carrying out of the Works under the Planning Acts and any other applicable statute(s) and of and from any competent authorities and to deliver copies of the same to the Landlord

(b)	to obtain the acknowledgement in writing of the Landlord that any such permissions consents and approvals are acceptable to the Landlord (such acknowledgement not to be unreasonably withheld or delayed)
4.2	promptly to give notice in writing to the Landlord of the commencement and completion of the Works

4.3	promptly to give notice in writing to the insurers of the commencement of the Works and to deliver a copy of such notice to the Landlord and to pay on demand any additional

2

reasonable premium payable in consequence of the Works or their execution and to comply with the requirements of the insurers

4.4	to comply with the terms and conditions from time to time laid down by the Institution of Electrical Engineers and with the regulations of the electricity supply authority

4.5	to procure that the Works are undertaken by reputable contractors

4.6	to carry out and complete the Works:
(a)	in a good and workmanlike manner with good quality materials of their several kinds

(b)	in compliance with all permissions consents and approvals required to be obtained for the Works and in accordance with the Planning Acts and any other applicable statute(s)

(c)	in accordance with the plan(s) and drawings(s) and specification annexed hereto and

(d)	to the reasonable satisfaction of the Landlord who shall be given access for inspecting the progress of the Works on reasonable prior notice to the Tenant during normal office hours but not more than once every week

(e)	in compliance with the CDM Regulations the ACOP and the CAW Regulations
4.7	to take all necessary steps to carry out the Works without causing any annoyance disturbance or nuisance to the Landlord or the owners or occupiers of any adjoining or neighbouring premises

4.8	promptly at its own expense to make good or procure the making good of all damage to the Premises and any adjoining or neighbouring premises arising out of the execution of the Works to the reasonable satisfaction of the Landlord

4.9	if within twenty Business Days (or within such other period as is reasonable given the nature of the works required) of the service of such a notice the Tenant shall not have commenced and be proceeding diligently with the making good all breaches of covenants contained in this licence of which written notice shall have been given by the Landlord or shall have failed to complete the work within 40 Business Days (or within such longer period as is reasonable given the nature of the works required) to permit the Landlord to enter the Premises to execute such work as may be necessary to comply with the notice and to pay to the Landlord the reasonable and proper cost of so doing and all reasonable proper expenses incurred by the Landlord (including legal costs and surveyor’s fees) within 60 days of a written demand

4.10	to complete the Works as quickly as possible and in any event within six months of the date hereof

4.11	on the written request of the Landlord at the end or sooner determination of the Term or so soon as the licence granted by clause 3 shall cease to have effect to reinstate the Premises to the same state and condition as they were in before the execution of the Works such reinstatement to be carried out at the sole cost of the Tenant in a good and workmanlike manner with good quality materials of their several kinds to the reasonable satisfaction of the Landlord

4.12	to indemnify and keep indemnified the Landlord against all actions claims demands charges costs fees expenses and liability whatsoever arising out of the carrying out and completion of the Works and any breach of the covenants contained in this licence or by reason of any act or default of the Tenant or any person under its control

3

4.13	to indemnify the Landlord against all liability for any tax levy charge or other fiscal imposition of whatsoever nature including but not limited to penalties and interest on overdue tax and penalties for failure to give appropriate notices and information for which the Landlord shall be liable as a result of the execution of Works and shall on demand pay to the Landlord the amount of the tax levy charge or fiscal imposition

5.	AGREEMENTS AND DECLARATIONS

The parties to this licence agree and declare that:

5.1	the licence granted by clause 3 is conditional on the Tenant complying with clause 4.1

5.2	in the event of any breach of the covenants by the Tenant herein contained prior to the completion of the Works then the licence granted by clause 3 shall cease to have effect but without prejudice to any rights which shall have accrued to the Landlord against the Tenant

5.3	this licence shall not release or in any way lessen the liability of the Tenant and Surety to the Landlord under the tenant covenants of the Lease or the liability of any other party to the Landlord under those covenants which shall apply to the Premises in their altered state after completion of the Works

5.4	any diminution in the rental value of the Premises caused by the Works or any part of them or the obligations in this licence shall be disregarded for the purposes of any rent review under the Lease

5.5	the right of re-entry contained in the Lease shall be exercisable as well on any breach of any covenant in this licence as on the happening of any event which gives rise to such right under the terms of the Lease

5.6	this licence is restricted to the particular alterations and Works hereby authorised and shall not authorise any further or other variation from the covenants and conditions contained in the Lease which shall otherwise remain in full force and effect

5.7	this licence and any approval instruction or supervision given or carried out hereunder are granted given or carried out without any liability on the part of the Landlord or its professional advisers or employees and imply no responsibility for the Works their design or execution and in granting this licence no waiver variation or alteration (whether express or implied) of any of the tenant covenants of the Lease is given or may be implied

6.	CONSENT OF SURETY

The Surety consents to the Tenant entering into this licence and agrees that the obligations on the part of Surety contained in the Lease shall continue in full force and effect whether or not the licence given by clause 3 shall be implemented and that such obligations shall extend and apply to the tenant covenants of the Lease as varied by this licence

7.	THE CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this licence shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms

8.	LIMITATION OF LIABILITY

8.1	The Landlord is entering into this licence as trustee of the Unit Trust and as such any liability on the part of the Landlord pursuant to this licence shall be limited to the net assets held on trust from time to time for the Unit Trust which are in its possession or under its control as trustee of the Unit Trust

4

8.2	Notwithstanding any other provision of this licence the Landlord shall have no obligation to meet any claim or liability under this licence except to the extent that it can properly meet the claim or liability out of the net assets from time to time of the Unit Trust

8.3	The Tenant acknowledges that the effect of clauses 8.1 and 8.2 above is that Landlord shall have no recourse to any assets other than those assets from time to time comprising the trust fund of the Unit Trust

8.4	The limitations in this clause 8.5 shall not apply in the case of fraud on the part of the Landlord

8.5	The Tenant acknowledges that references to the Landlord in this licence are references to the Landlord in its capacity as trustee of the Unit Trust and references to actions of the Landlord are references to actions of the Landlord in its capacity as trustee of the Unit Trust only and not to any corporate or other capacity
IN WITNESS whereof this licence has been executed as a deed on the date first above written

5

EXECUTED as a DEED by BEDELL CORPORATE TRUSTEES LIMITED a company incorporated in Jersey in its capacity as trustee of the Park One Unit Trust acting by two directors or a director and secretary who in accordance with the laws of that territory are acting under the authority of the company
) ) ) ) ) )

Director	/s/ MPaul

Director/Secretary	/s/ Paul Butent

EXECUTED as a DEED by ATRIUM TRUSTEES LIMITED a company incorporated in Jersey in its capacity as trustee of the Park One Unit Trust acting by two directors or a director and secretary who in accordance with the laws of that territory are acting under the authority of the company
) ) ) ) ) )

Director	/s/ Paul Butent

Director/Secretary	/s/MPaul

Signed as a deed (but not delivered until the date hereof) by TOLLGRADE UK LIMITED acting by a director and its secretary/two directors:	) ) )
/s/ Sara M. Antol
Director
/s/ Jennifer M. Reinke
Secretary/Director

6

Signed as a deed (but not delivered until the date hereof) by TOLLGRADE COMMUNICATIONS INC acting by an authorised officer	) ) )
/s/ Sara M. Antol, Secretary
[President][Treasurer][Secretary][Assistant Secretary]

7

Description of Tenant’s Fit out Works
1.	The installation of a security system including the following:

1.1	Access Control “i.e. Card reader” Panel

1.2	Card readers (approximately five) and associated hardware, subject to final design & requirements

1.3	Interior motion sensors and/or glass-break sensors, as recommended and specified byADT

1.4	Door contacts on perimeter doors (approximately six)

1.5	Closed Circuit Television (CCTV) System with digital recorder

1.6	CCTV cameras (approximately 7) on interior and exterior cameras as recommended by ADT

1.7	Intercom station at main entrance door

2.	Alterations to the Large Comms Room as set out on the plans annexed

3.	The installation of air conditioning units in the basement parking area within the Car Park (as defined in the Lease) together with the installation of all necessary piping and wiring between floors of the Building connecting the air conditioning units to the relevant apparatus comprised within the Premises and any other ancillary apparatus used in connection with the installation of the air conditioning units

4.	The above and other alterations as further detailed in the Budget Costplan dated 08.10.07 and plans annexed referenced:

•	2280/RH/00/DT01 Rev E

•	2280/RH/00/EX, D/001

•	2992/1 Rev A

•	2280/RH/O/GA Rev D

•	2280/RH/o/GA Rev D

N
LEGEND
LOCATION PLAN
SCALE 1:250
SERVER ROOM
NEW PARTITION AND DOOR
REMOVE EXISTING WALL
EXISTING ACCESS CONTROL
NEW ACCESS CONTROL
RAMP
TEST LAB
PROPOSED FLOOR GRID
COMMS ROOM
BUILD ROOM
PROPOSED LAYOUT
SCALE 1:50
PROPOSED LAYOUT
SCALE 1:50
Oakwood Communications
47 Alma Road
Windsor
Berks
SL4 3HH
TOLLGRADE
RICHMOND HOUSE
BRACKNELL
GROUND FLOOR
DATA POINT LOCATIONS
OCTOBER 2007
D/001

© COPYRIGHT

N

MANAGER
STORE ROOM
BOARDROOM
EXISTING TEA POINT
COPY / PRINT AREA

REV	DATE	REVISION	BY
B	[illegible]	[illegible]	[illegible]
A	[illegible]	[illegible]	[illegible]

Electrical Technology Ltd ETL

CLIENT	TOLLGRADE
PROJECT	POWER LAYOUT GROUND FLOOR (PART)
TITLE	RICHMOND HOUSE OLDBURY ROAD BRACKNELL RG12 8TH

SCALE	DATE	DRAWN
1:100	[illegible]	DOG
JOB No	DWG No	REVISION
TBA	[illegible]	B

CONTRACTOR	DATE	DRWG No
[illegible]	[illegible]	[illegible]

OPEN PLAN (24)
MANAGER
STORE ROOM
BOARDROOM
COPY / PRINT AREA
ATRIUM
BREAKOUT AREA
SERVER ROOM
TEST LAB

Electrical Technology Ltd ETL

CLIENT: TOLLGRADE

PROJECT: LIGHTING & FA LAYOUT GROUND FLOOR (PART)

TITLE: RICHMOND HOUSE OLDBURY ROAD BRACKNELL RG12 8TH

AREA BG	AUG 07	0

REMOVE AND INFILL EXISTING DOOR
INFORMAL MEETING
INFORMAL MEETING
INFORMAL MEETING
OPEN PLAN
MANAGER
MANAGER
MANAGER
MANAGER
STORE ROOM
BOARDROOM (14)
MEETING ROOM
COATS
COPY / PRINT AREA
NEW PARTITION TO DIVIDE AREA
INDICATIVE POSITION OF FIRE EXIT
ATRIUM
BREAKOUT AREA
EXISTING TEA POINT
SERVER ROOM
NEW PARTITION AND DOOR
TEST LAB

NOTES:
ALL DIMENSIONS MUST BE CHECKED ON SITE AND NOT SCALED FROM THIS DRAWING.

LETTER | DATE | REVISION

DATE: 26/09/2007 DRAWN BY: WO9

SCALE: 1:100 at A1

CLIENT: AREA 3D

CONTRACT NAME: TOLLGRADE

DRAWING TITLE: MECHANICAL PROPOSAL

DRAWING No: A1 200231 REV: A

RISBY AIR CONDITIONING CO. LTD.

REMOVE AND INFILL EXISTING DOOR
OPEN PLAN
INFORMAL MEETING
MEETING ROOM (4)
MANAGER
STORE ROOM
BOARDROOM
COMMS ROOM
BUILD ROOM
COATS
COPY / PRINT AREA
NEW PARTITION TO DIVIDE AREA
INDICATIVE POSITION OF FIRE EXIT
ATRIUM
REMOVE EXISTING POST UNITS
BREAKOUT AREA
EXISTING TEA POINT
SERVER ROOM
NEW PARTITION AND DOOR
REMOVE EXISTING WALL
TEST LAB

DRAWING TO BE READ IN CONJUNCTION WITH SCOPE OF WORKS

REFERENCE: - REVISION: -

DATE	REV	REVISIONS	SIGN
02.10.07	E	NEW WALL & DOOR REMOVED. BUILD ROOM RELOCATED, SHELVING SHOWN. EXISTING STORAGE UNITS & EXISTING BOARDROOM TABLE SHOWN.	DG
25.09.07	D	BUILD ROOM & EXISTING DESKS SHOWN, CABINET 11 ADDED.	DG
24.09.07	C	COMMS EQUIPMENT LAYOUT UPDATED.	DG
21.09.07	B	SOME EXISTING PARTITIONS REINSTATED- 2NO. OFFICES AND TEA POINT AREA, FIRE EXIT ADDED. DETAIL ADDED TOP COMMS AREAS	CS
12.08.07	A	BUILDING RC PLANNED TO UTILISE EXISTING PARTITIONING	KL

Area Sq.Ltd
THE OLD POST OFFICE
33 STATION ROAD
EGHAM
SURREY
TW20 9LA
T. 01784 274000
F. 01784 274001
info@areasq.co.uk
www.areasq.co.uk

DRAWING STATUS
INFORMATION ONLY

CLIENT
TOLLGRADE

PROJECT
GROUND FLOOR
RICHMOND HOUSE
OLDBURY ROAD
BRACKNELL
RG12 8TH

TITLE
GROUND FLOOR
PROPOSED LAYOUT

SCALE	1:100 @ A1			
DATE	AUG 07	DRAWN	KL	
PROJECT NO	BLDG.	FLOOR	DETAIL	REV.
2280	RH	00	GA	E

N

DRAWING TO BE READ IN CONJUNCTION WITH SCOPE OF WORKS

REFERENCE: -

REVISION: -

DATE	REV	REVISIONS	SIGN
-	-	-	

Area Sq.Ltd

THE OLD POST OFFICE
32 STATION ROAD
EGHAM
SURREY
TW20 9LA

T. 01784 274080
F. 01784 274081

info@areasq.co.uk
www.areasq.co.uk

area 10

DRAWING STATUS

INFORMATION ONLY

CLIENT

TOLLGRADE

PROJECT

GROUND FLOOR
RICHMOND HOUSE
OLDBURY ROAD
BRACKNELL
RG12 8TH

TITLE

GROUND FLOOR
EXISTING LAYOUT

SCALE 1:100 @ A1

DATE AUG 07

DRAWN KL

PROJECT NO	BLDG.	FLOOR	DETAIL	REV.
2280	RH	00	EX

SERVER ROOM
DEV AREA
TEST LAB
EXISTING ACCESS CONTROL
NEW ACCESS CONTROL
NEW PARTITION AND DOOR
REMOVE EXISTING WALL
NEW SHELVING
RAMP
DSL AREA
BT/ EURO TEST AREA
VP

PROPOSED LAYOUT
SCALE 1:50

NEW CONDENSER UNIT ELEVATION
BASEMENT CAR PARK - SCALE 1:50

LOCATION PLAN
SCALE 1:250

COMMS ROOM
BUILD ROOM
EXISTING ACCESS CONTROL
EXISTING ACCESS CONTROL
EXISTING ACCESS CONTROL
RAMP
RAMP
VP
VP

PROPOSED LAYOUT
SCALE 1:50

DRAWING TO BE READ IN CONJUNCTION WITH SCOPE OF WORKS

REFERENCE: | REVISION:

DATE	REV	REVISIONS	SIGN
04.10.07	E	ELEVATION OF NEW CONDENSER UNITS AT BASEMENT LEVEL SHOWN.	DG
01.10.07	D	NEW WALL & DOOR REMOVED. BUILD ROOM RELOCATED, SHELVING SHOWN.	DG
26.09.07	C	BUILD ROOM & EXISTING DESKS SHOWN. CABINET 11 ADDED.	DG
24.09.07	B	COMMS EQUIPMENT LAYOUT UPDATED.	DG
21.09.07	A	TEST LAB ALTERED. CABS ADDED	CS

Area Sq.Ltd
THE OLD POST OFFICE
83 STATION ROAD
EGHAM
SURREY
TW20 9LA
T.01784 274000
F.01784 274001
info@areasq.co.uk
www.areasq.co.uk

DRAWING STATUS
INFORMATION ONLY

CLIENT
TOLLGRADE

PROJECT
GROUND FLOOR
RICHMOND HOUSE
OLDBURY ROAD
BRACKNELL
RG12 8TH

TITLE
GROUND FLOOR
PROPOSED TEST LAB DETAILS

SCALE	DATE	DRAWN
1:50 & 1:250 @ A1	AUG 07	KL

PROJECT NO	BLDG.	FLOOR	DETAIL	REV.
2280	RH	00	DT01	E

	Tollgrade, Richmond House		2286	08.10.07
	Description	Quant	Unit	Total
1.00	Design / C. D. M. / Approvals
1.01	Concept design		inc	£-
1.02	Detailed design	1	Item	£1,282.50
1.03	Services design	1	Item	£472.50
1.04	Landlord approvals Provide full details of the proposed works to the Landlords for their comment and approval to the works.	1	Item	£202.50
1.05	Statutory approvals — Planning and building control fees	1	Item	£877.50
1.06	Structural Engineers fees		exc	£-
1.07	In line with the requirements of the Construction (Design & Management)	1	Item	£877.50

Regulations 2007 (CDM), a CDM Co-ordinator must be formally appointed to co-ordinate the Health & Safety measures during planning and preparation for the construction phase of the project. This role is in addition to the responsibilities of the Principal Contractor, which we have allowed for below.

	Principal Contractor to fulfil the CDM Co-ordinator’s role in-line with the Regulations including responsibility for:
	o Providing Health and Safety advice and assistance to the client on the measures he needs to take to comply with the Regulations.
	o Identify and collect the pre-construction information.
	o Notification of the project details to the HSE.
	o Ensure that the co-ordination of health and safety measures during planning and preparation for the construction phase.
	o Provide to every person designing the structure and every contractor with the pre-construction information.

o Facilitating the: Co-operation and co-ordination between persons concerned in the project and application of the general principles of prevention during the design, planning, preparation and construction phases of a project.

	o Ensure designers comply with their duties under CDM.
	o Ensure co-operation between designers and the principal contractor in relation to any design or change to a design.

o Liaise with the Principal Contractor regarding: The information which the principal contractor needs to prepare the Construction Phase Plan; any design development which may affect planning and management of the construction work and the contents of the Health and Safety File.

	o Prepare, update and issue the Health & Safety File at project completion to the Client.

	Totals			£3,712.50

2.00	Strip out and site preparations
2.01	To remove redundant partitioning and remove from site	1	item	£1,552.50

	Totals			£1,552.50

	Tollgrade, Richmond House		2286	08.10.07
	Description	Quant	Unit	Total
3.00	Suspended ceilings

3.01	Removal of the existing suspended ceiling tiles and grid for access to services, store in accordance with manufacturers instructions and replace once works completed. This figure includes for local modification once old partitions have been removed	1	item	£843.75

	Totals			£843.75

4.00	Raised access flooring
4.01	Uplift existing raised floor as required to facilitate the power and data alteration / installation	200	Sqm	£675 .00
4.02	New computer raised access floor	90	Sqm	£9,598.50
4.03	Cut out for floor boxes	37	no	£424.58

	Totals			£10,698.08

5.00	Partitions and skirting
5.01	75mm full height stud partitioning - 2700 high — Taped and Jointed Partition to be constructed using proprietary aluminium head channel section. 48mm vertical metal studs and top and bottom channels mechanically fixed into raised floor and head channel section. Partition to be faced either side with 12.5mm tapered edged Gyproc wallboard with all joints to be taped and filled to receive decoration. Includes for all necessary internal abutments, corners and three ways.	10	Lm	£1,431.00

5.02	To supply and install all angles and abutment	1	item	£337.50
5.03	Aluminium clip on skirting	10	Lm	£162.00

	Totals			£1,930.50

6.00	Doors and frames
6.01	Full height Single doors with aluminium frames Solid core door as indicated on Door & Ironmongery schedule. The new doors are to be 2600mm high with a standard width of 838mm and thickness of 44mm. The door veneer to be as finishes schedule. The doors will be supplied complete with aluminium frames set into new partitions. The aluminium frames will be colour coated as finishes schedule.	1	No.	£978.75

	All doors will be supplied complete with ironmongery as finishes schedule to include the following:
	1 No. Pair of lever handles
	1 No. Pair of roses
	1 No. Latch
	1 No. Floor mounted doorstop

	Tollgrade, Richmond House		2286	08.10.07
	Description	Quant	Unit	Total
6.01	Full height Double doors with aluminium frames		exc	£

Solid core doors as indicated on Door & Ironmongery schedule. The new doors are to be 2600mm high with a standard width of 838mm and thickness of 44mm. The door veneer to be as finishes schedule. The doors will be supplied complete with aluminium frames set into new partitions. The aluminium frames will be colour coated as finishes schedule.

	All doors will be supplied complete with ironmongery as finishes schedule to include the following:
	1 No. Pair of lever handles
	1 No. Pair of roses
	1 No. Latch
	1 No. Floor mounted doorstop

6.02	Vision panels to doors - 1524 x 152 - 6mm Clear glass	1	No.	£128.25
6.03	Door closers — Silver Colour	1	No.	£121.50

	Totals			£1,228.50

	Tollgrade, Richmond House		2286	08.10.07
	Description	Quant	Unit	Total
7.00	Operable walls
7.01	No works required		exc	£—

	Totals			£—

8.00	Decorations
8.01	To apply 1 no mist coat and 2no coats of contract emulsion.	1	Psum	£2,052.00

	Totals			£2,052.00

9.00	Flooring
9.01	To uplift existing carpet to floor area to afacilitate the installation of	210	Sqm	£1,204.88
	floorboxes. Also to patch in ware partitions have been removed.

9.02	To supply and lay new 500x500 carpet tiles directly stuck in accordance with manufacturers instructions. Feature carpet tile to meeting rooms. This will free up enough existing material for cutting in around new floor box positions		Exc	£—

9.03	Sheet vinyl 2m wide with welded seams and laid in accordance with manufacturers instructions, having first supplied and fitted 6mm ply screwed down to raised floor surface, including latexing over the Schluter edge trim to breakout area.	20	Sqm	£1,350.00

	Totals			£2,554.88

10.00	Teapoint

10.01	Provisonal Sum allowance to ensure the space is clean and functional. This is to include installation of existing Dishwasher.	1	item	£877.50

	Totals			£877.50

11.00	Besooke joinery installations
11.01	No works required		exc	£—
	Totals			£—

12.00	Miscellaneous			£—
12.01	Builders works allowance for creating structural opening and core drilling for services installation. All subject to structural engineers calculations and approval	1	item	£1,147.50

12.02	Corporate signage	1	Psum	£1,080.00
12.03	Statutory signage	1	Psum	£202.50

	Totals			£2,430.00

	Tollgrade, Richmond House			2286	08.10.07
	Description		Quant	Unit	Total
13.00	Power distribution

13.01	Precomissioning inspection and condition survey report		1	item	£648.00

13.02	Design based on following assumed criteria: -	Sub-Let			£-

Area 690sq mtrs
Lighting 15watts/m2 10,350watts
Small Power 25watts/m2 17,250watts
Mechanical Services 25watts/m2 17,250watts
Comms Room: 62.5m2 Small Power 500watts/m2 31,250watts
Additional Cooling 500watts/m2 31,250watts
Total Anticipated Load 107,350 watts (156amps/phase)

13.03	Allow to isolate and remove redundant electrical		1	item	£1,120.50
	outlets where partitioning removed & reconfigure lighting.

13.04	For the purpose of this estimate it is assumed that any existing electrical services which are retained,		1	item	£2,592.00
	are fully compliant with the requirements of The Electricity at Works Regulations 1989 and BS7671: 2001 (amended) IEE regulations code of practice.
To provide 1no dedicated 100amp three phase supply c/w 16way distribution board & clean earth facility from local electrical riser and terminated in Comms Room.
	To provide the required MCB’s to accommodate the required circuitry.

13.05	It would be our intention to provide each workstation with 1 no floor box c/w 1no Dsso and facility for 1no data plate (typically 4 way) and connected to the existing underfloor power bar using proprietary flyleads. Workstations 26no Boardroom 3no Meeting Room 2no Informal Meeting 4no Photocopier 1 no Miscellaneous 3no Single floor boxes c/w 1 no DSSO and pre-punched data plate 39no		1	item	£5,541.75

13.06	To supply and install 11 no 13 amp fused unswitched sockets for access control, alarm, cctv and white boards.		1	item	£1,316.25

13.07	In addition to the above we have allowed for the installation of further rower outlets. The installation will comprise power outlets fixed within new partitions/building fabric. Comms room 1 no single 25metre run of metal trunking in floor void 25no twin metalclad DSSO mounted in floor void wired as individual 16amp radial circuits. Facilities x 1 no, Modify existing Dado trunking c/w 2no DSSO. Mechanical Power requirements (Provisional) 2no 40amp three phase supplies to Comms Room A/C units, 4 No DSSO’s for Build room and 250mm Basket try to comms room.		1	item	£9,817.20

	Totals				£21,035.70

	Tollgrade, Richmond House		2286	08.10.07
	Description	Quant	Unit	Total
14.00	Lighting system
14.01	For the purpose of this estimate it is assumed that the existing lighting system is retained in it’s entirety with no works whatsoever other than the Comms Room where the existing lights will be resited in the grid to achieve a uniform layout	1	Item	£324.00
14.02	Switching arrangements to the floor area is controlled via a Lighting Management system generally using PIR devices to achieve energy savings in existing cellular offices together with a central mainbank switch position. For the purpose of this estimate it is assumed that the existing lighting controls system is retained in it’s entirety with no works whatsoever than the Comms Room where the existing switches will be reconfigured to control the local lights	1	Item	£472.50
14.03	For the purpose of this estimate it is assumed that the existing emergency lighting system is retained in it’s entirety with no works whatsoever other than the Comms Room where the existing emergency lights will be resited in the grid to achieve a uniform layout. It is assumed that the base build system is fully compliant with current legislation.	1	Item	£378.00
14.04	Lighting control commissioning	1	Psum	£2,025.00

	Totals			£2,403.00

	Tollgrade, Richmond House		2286	08.10.07
	Description	Quant	Unit	Total
15.00	Fire detection system

The existing system comprises a Gent Vigilon analogue fully addressable system. It would appear that record information does not indicate the system category for the floor area, however our local inspection would suggest that it is designed in accordance with a P2 system. For the purpose of this estimate it is assumed that the existing is retained in it’s entirety with no works whatsoever other than the Comms Room where there may be a need for an automatic detector/sounder subject to confirmation by the Clients own Risk Assessment. The existing installation will be modified in accordance with our interpretation of the systems design criteria as required by BS5839 Part 1 2002 and Building Control Regulation B1.

	This section will remain subject to the acceptance of the relevant interested parties as listed below: -
	Building Control
	Fire Officer
	Clients contents insurers (underwriters)
	Property insurers (underwriters)
	Landlord
15.01	Install additional sounders	1	No	£256.50
15.02	Install new smoke detectors	2	No	£540.00
15.03	Test and commission fire alarm system (included within segregation works)	1	Item	£1,053.00

	Totals			£1,849.50

	Tollgrade, Richmond House		2286	08.10.07
	Description	Quant	Unit	Total
16.00	Air conditioning and ventilation
16.01	We have calculated the sensible cooling load based on heat gains from electrical/computer equipment, solar, lighting, people and transmission through the building at the above design conditions			£—
	Server Room
16.02	To provide cooling only and based on the heat load density of 400 watt per metre sq we have selected 2 no. Daikin FBQ100 + RZQ100 inverter controlled above ceiling ducetd split air conditioning system. These systems have nominal cooling capacity of 10.0 kw and a sendible cooling capacity of 8.63kw.	1	item	£14,991.75
	Test Lab
16.03	2 No. Daikin FCQ140 + RZQ140 inverter controlled split air conditioning system. Nominal colling 14.0kw (each)	1	item	£13,486.50
	4-Pipe Fancoil Modifications:
16.05	We propose to isolate the four 4-pipe fancoil units in the Comms Room area. The water would be isolated at the valve sets and the four units drained down.	1	item	£1,648.35
16.06	Service existing		exc	£—

	Totals			£30,126.60

17.00	Data and telephone Cat 5E Option
17.01	Servey of existing equipment	1	item	£1,134.00
17.02	Install structured cabling system to Cat5e standard, based on Four outlets per workstation; allow 120 + 152no to lab/server room. Allowance included for 2no RJ45;’s within ceiling void for connection of Wireless devices, Boardroom and 1 no Breakout areas. Test and certificate on completion	272	no	£9,547.20
17.03	Supply and install 1no. Chatsworth patching Frame within the lab area	1	no	£1,161.00
17.04	To Supply 100 par link to 16no cabinets within the lab area	16	no	£5,076.00
17.05	To Supply 2m patching leads	140	no	£340.20
17.06	To Supply 5m patching leads	140	no	£642.60

	Totals			£17,901.00

18.00	Access control
18.01	Allowance for new door entry system		Excluded	£—

	Totals			£—

19.00	Relocation
19.01	Relocation cost for relocation of existing steelcase furniture and general IT. Decommissioning to be carried out by Tollgrade personel.	1	item	£12,825.00
19.01	Relocation cost for cooms room equipment. Decommissioning to be carried out by Tollgrade personel.	1	item	£6,264.00

	Totals			£19,089.00

	Tollgrade, Richmond House		2286	08.10.07
	Description	Quant	Unit	Total
20.00	Preliminaries
20.01	Site supervision To provide site supervision, co-ordination and administration of the works throughout the duration of the contract.	4	Weeks	£6,750.00
20.02	General labour	1	Weeks	£648.00
20.03	Small tool and plant To provide all necessary small tools, plant and other equipment to execute the works.	4	Weeks	£270.00
20.04	Access staging To provide and erect scaffolding and access staging necessary to execute the works.		Exc	£—
20.05	Temporary power lighting and water To provide temporary services where necessary in order to carry out the works. Care will be taken so as not to interfere with services elsewhere within the building. Including O&M manuals and earth bonding	1	item	£1,957.50
20.06	Protection To provide all materials to protect goods lift, common lobbies and stairwells, and toilet facilities for the duration of the works. All protection will be removed upon completion of the works.	120	Sqm	£121.50
20.07	Offloading and distribution of materials To provide labour and equipment for offloading of materials and distribution to the required areas.		inc	£—
20.08	Site signage	20	Sqm	£27.00
20.09	Health safety and welfare To provide for statutory measures necessary to ensure compliance with enactment’s, regulations and working rules with relation to health, safety and welfare of people at work.	4	Weeks	£270.00
20.10	Rubbish removal To carry out regular site clears in order to ensure no build up of rubbish that could constitute a fire or health risk. Removal to be to an approved waste site.	2	Weeks	£432.00
20.11	Local authority applications		Exc	£—
20.12	Communications — install land line	2	Weeks	£81.00
20.13	General builders clean To carry out thorough cleansing of the site prior to Handover to client.	600	Sqm	£1,782.00

	Totals			£12,339.00

	Tollgrade, Richmond House		2286	08.10.07
	Description	Quant	Unit	Total
	PROJECT SUMMARY
1.00	Design / C. D. M. / Approvals			£3,712.50
2.00	Strip out and site preparations			£1,552.50
3.00	Suspended ceilings			£843.75
4.00	Raised access flooring			£10,698.08
5.00	Partitions and skirting			£1,930.50
6.00	Doors and frames			£1,228.50
7.00	Operable walls			£—
8.00	Decorations			£2,052.00
9.00	Flooring			£2,554.88
10.00	Teapoint			£877.50
11.00	Bespoke joinery installations			£—
12.00	Miscellaneous			£2,430.00
13.00	Power distribution			£21,035.70
14.00	Lighting system			£2,403.00
15.00	Fire detection system			£1,849.50
16.00	Air conditioning and ventilation			£30,126.60
17.00	Data and telephone installation			£17,901.00
18.00	Access control / Security systems			£—
19.00	Relocation			£19,089.00
20.00	Preliminaries			£12,339.00

	Totals			£132,624.00

	TERMS AND CONDITIONS
	This quotation is exclusive of VAT at the relevant rate
	No allowance has been allowed for any out of hours working. The costplan is based on working Monday -Friday, 8.00am to 5.30pm
	We have not allowed for any works outside of the site demise.
	We have not allowed for any water, gas or electric supplies required for the carrying out of the fitting out works.
	Structural analysis, calculations and liability have been excluded
	Acoustic analysis, calculations and liability have been excluded.
	We have not included for any works not specified within our quotation.
	OPERATION AND MAINTENANCE MANUALS / AS-BUILT INFORMATION.
	We have not had sight of the Operation and Maintenance manuals and any as-built information. Peter De silver is still required to send to us for review.

Budget Costplan

Revision	Four

Client name	Tollqrade, Richmond House
EN	2286
Site address	Richmond House, Bracknell
Date	08.10.07
Drawings used	Ground
Weeks on site	4
Total square meterage	670
Sales	Gary Chandler
Pre-Contract Manager	Michael Potter
Site start	tba
Site completion	tba